Exhibit 4.8

VISTA ENERGY ARGENTINA S.A.U.

as Issuer

The Bank of New York Mellon

as Trustee, Paying Agent, Registrar and Transfer Agent

and

Banco Santander Argentina S.A.

as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the

Trustee in Argentina

Indenture

Dated as of June 10, 2025

U.S.$500,000,000 8.500% Notes due 2033

i

EXHIBITS

EXHIBIT A	Form of Face of Certificated Note

EXHIBIT B	Transfer Notice

EXHIBIT C	Form of Restricted Global Note

EXHIBIT D	Form of Regulation S Global Note

EXHIBIT E	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S During the Distribution Compliance Period

EXHIBIT F	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S Upon and Following Expiration of the Distribution Compliance Period

EXHIBIT G	Form of Certificate to be Delivered in Connection with Transfers of Certificated Notes to QIBs

INDENTURE, dated as of June 10, 2025, among Vista Energy Argentina S.A.U., a corporation incorporated under the laws of Argentina (the “Company” or the “Issuer”), The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent and Banco Santander Argentina S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms not defined elsewhere in this Indenture shall have the meanings assigned to them in Section 1.01 hereof.

RECITALS

WHEREAS, the Company was incorporated as a sociedad anónima unipersonal under the laws of Argentina and registered on April 14, 1954 with the Public Registry of the City of Buenos Aires, under No. 378, page 405, Book 49, Volume A, and is currently registered with the Public Registry of the Province of Buenos Aires under File No. 248021, Register No. 143515, with a term of duration of 99 years, and its registered offices are located at Av. Libertador 101, Floor 12, Vicente López, Province of Buenos Aires, Argentina;

WHEREAS, the Company is shale oil-focused private company, that it is engaged in the exploration and production of oil and natural gas in Argentina; and its capital stock as of March 31, 2025 was Ps. 89,049 thousand and its net worth as of March 31, 2025, was approximately Ps.1,792,960,768 thousand.

WHEREAS, the shareholders of the Company, pursuant to a resolution dated May 7, 2019, May 7, 2024 and October 29, 2024, and the Board of Directors of the Company, pursuant to resolutions dated May 7, 2019, May 7, 2024 and October 29, 2024, duly authorized the creation of the Company’s U.S.$3,000,000,000 note program for the issuance of simple non-convertible debt securities (obligaciones negociables simples no convertibles en acciones) (the “Program”) in accordance with the Argentine Negotiable Obligations Law (as defined below), the Argentine Capital Markets Law (as defined below) and the CNV Rules (as defined below);

WHEREAS, the creation of the Program was authorized by the CNV pursuant to CNV by Resolution No. RESFC-2019-20350-APN-DIR#CNV dated July 19, 2019, Disposition No. DI-2024-50-APN-GE#CNV dated July 10, 2024, and Disposition No. DI-2024-90-APN-GE#CNV dated November 22, 2024;

WHEREAS, the Trustee is a New York banking corporation and it has agreed to act as Trustee, Registrar, Transfer Agent and Paying Agent under this Indenture;

WHEREAS, pursuant to a Board Resolution (as defined below) of the Company dated June 2, 2025 and a resolution by a certain authorized officer dated June 4, 2025, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to U.S.$500 million aggregate principal amount of the Company’s Notes under the Program (the “Notes”), and, if and when issued, any Additional Notes (as defined below) as provided herein;

WHEREAS, the Notes will constitute non-convertible negotiable obligations (obligaciones negociables simples no convertibles en acciones) in accordance with the Argentine Negotiable Obligations Law, will be entitled to the benefits set forth therein and subject to the procedural requirements established therein, and will be issued and placed in accordance with such law, the Argentine Capital Markets Law and the CNV Rules, and any other Argentine applicable laws and regulations; and

WHEREAS, the Company issued (and has outstanding) (i) on August 27, 2021, Series XII Notes for an aggregate principal amount of U.S.$90,692,757; (ii) on December 6, 2022 and May 29, 2023, Series XVI Notes for an aggregate principal amount of U.S.$104,235,546; (iii) on December 6, 2022, Series XVII Notes for an aggregate principal amount of U.S.$39,118,007; (iv) on March 3, 2023, Series XVIII Notes for an aggregate principal amount of U.S.$118,542,307; (v) on March 3, 2023, Series XIX Notes for an aggregate principal amount of U.S.$16,457,693; (vi) on June 5, 2023, Series XX Notes for an aggregate principal amount of U.S.$13,500,000; (vii) on August 11, 2023, Series XXI Notes for an aggregate principal amount of U.S.$70,000,000; (viii) on December 5, 2023, Series XXII Notes for an aggregate principal amount of U.S.$14,668,984; (ix) on March 6, 2024 and May 3, 2024, Series XXIII Notes for an aggregate principal amount of U.S.$92,202,616; (x) on May 3, 2024, Series XXIV Notes for an aggregate principal amount of U.S.$46,561,789; (xi) on July 8, 2024, Series XXV Notes for an aggregate principal amount of U.S.$53,195,250; (xii) on October 10, 2024, Series XXVI Notes for an aggregate principal amount of U.S.$150,000,000; (xiii) on December 10, 2024, Series XXVII Notes for an aggregate principal amount of U.S.$600,000,000; and (xiv) on March 5, 2025, Series XXVIII Notes for an aggregate principal amount of U.S.$92,413,570; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“A3 Mercados” means A3 Mercados S.A. (formerly Mercado Abierto Electrónico S.A.).

“Additional Amounts” has the meaning set forth in Section 4.17.

“Additional Assets” means (a) (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Designated Subsidiary in a Permitted Business; (ii) any Investment in a Person that at such time is primarily engaged in a Permitted Business; and (iii) any participation in any unión transitoria de empresas arrangement or any other form of unincorporated joint venture and transactions in connection with a unión transitoria de empresas arrangement or any other form of unincorporated joint venture, or (b) agreements, transactions, interests or arrangements which permit one party to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of business activities jointly with third parties, including, without limitation (A) ownership interests in oil and gas properties, processing facilities or gathering systems or ancillary real property interests; and (B) arrangements in the form of or pursuant to operating agreements, processing agreements, Farm-in Agreements, Farm-out Agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties.

“Additional Notes” has the meaning set forth in Section 2.09.

“Adjusted Consolidated EBITDA” means, for any period, for the Company and its Designated Subsidiaries on a consolidated basis, Consolidated Profit for such period, plus (i) income tax (expense), (ii) financial income (expense), net, (iii) depreciation, depletion and amortization, (iv) transaction costs related to business combinations and gain from asset disposals, (v) restructuring and reorganization expenses, (vi) gain related to the transfer of conventional assets, (vii) other non-cash costs related to the transfer of conventional assets, (viii) profit (loss) from investments in associates and (ix) impairment (reversal) of long-lived assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative thereto.

“Affiliate Transaction” has the meaning set forth in Section 4.15.

“Agent” means each of the Registrar and Transfer Agent, Paying Agent, Authenticating Agent, Argentine Registrar, Custodian and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina hereunder.

“Agent Members” means members of, or participants in, the Depositary, including Euroclear and Clearstream, Luxembourg and Caja de Valores S.A.

“Argentina” means the Republic of Argentina.

“Argentine Capital Markets Law” means the Argentine Capital Markets Law No. 26,831, as amended by Law No. 27,440, as further amended and supplemented.

“Argentine Civil and Commercial Code” means the Argentine Civil and Commercial Code, approved by Law No. 26,994, as amended.

“Argentine Negotiable Obligations Law” means the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 and by Law No. 27,440, as further amended from time to time.

“Argentine Paying Agent” means a Person engaged to perform the obligations of the Company in respect of payments made or funds held hereunder in respect of the Notes in Argentina and, initially, Banco Santander Argentina S.A. (or any of its successor and assigns).

“Argentine Registrar and Transfer Agent” means a Person engaged to maintain a record of all registrations and transfers of the Notes in Argentina and, initially, Banco Santander Argentina S.A. (or any of its successor and assigns).

“Asset Sale” means any direct or indirect sale, conveyance, lease, transfer, assignment or other disposition (or series of related sales, leases, dispositions, conveyances, transfers, assignments or dispositions) by the Company or any Designated Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(i)  any shares of Capital Stock of a Designated Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Designated Subsidiary);

(ii)  all or substantially all the assets of any division or line of business of the Company or any Designated Subsidiary; or

(iii)  any other assets of the Company or any Designated Subsidiary outside of the ordinary course of business of the Company or such Designated Subsidiary;

provided, however, that “Asset Sale” shall not include:

(i)  a disposition by a Designated Subsidiary to the Company or another Designated Subsidiary;

(ii)  an expenditure of cash, or liquidation or disposition of cash equivalents (including for the avoidance of doubt and financial investment recorded under “Other Investments” in the Company’s consolidated financial statements) or goods held for sale and assets sold in the ordinary course of business;

(iii)  (a) a disposition of obsolete equipment or other obsolete assets or other property that is uneconomical and no longer useful for the Company or any Designated Subsidiary in the ordinary course of business; or (b) a disposition of assets that are exchanged for or are otherwise exclusively replaced by Additional Assets;

(iv)  the disposition of all or substantially all of the assets of the Company in a manner permitted under the covenant described under Article 5 hereof;

(v)  the lease, assignment or sublease of any real or personal property in the ordinary course of business, provided that any disposition (regardless of whether in the ordinary course of business) of Permitted Business properties do not have attributed to them any proved or probable reserves;

(vi)  the disposition of assets in a Sale and Leaseback Transaction;

(vii) the Incurrence of any Lien permitted under Section 4.10;

(viii)  any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in a Permitted Business for geologists, geophysicists and other providers of technical services to the Company or a Designated Subsidiary) will have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the oil and gas properties that are subject thereto;

(ix)  Receivables Transactions in the ordinary course of business; or

(x)  a disposition of assets with a Fair Market Value of less than the greater of (x) U.S.$150 million and (y) 5.0% of Consolidated Total Assets(calculated as of the end of the most recent fiscal quarter ending prior to the applicable date of calculation), in each case in the aggregate in any Fiscal Year of the Company or such Designated Subsidiary.

“Asset Sale Offer” has the meaning set forth in Section 4.14.

“Asset Sale Offer Amount” has the meaning set forth in Section 4.14.

“Asset Sale Offer Payment Date” has the meaning set forth in Section 4.14.

“Attributable Indebtedness” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction (as determined in accordance with IFRS Accounting Standards), of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the

Trustee.

“Authorized Officers” has the meaning set forth in Section 10.02(d).

“Bankruptcy Law” means the Argentine Insolvency and Bankruptcy Law No. 24,522, as amended, or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the general counsel or other Officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Buenos Aires Stock Exchange” means the Bolsa de Comercio de Buenos Aires.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City or the City of Buenos Aires.

“BYMA” means the Bolsas y Mercados Argentinos S.A.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether now outstanding or hereafter issued, including any preferred stock.

“Capitalized Lease Obligations” means an obligation to pay rent or other amounts under a lease of property to the extent such obligation is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with IFRS Accounting Standards as in effect on the Issue Date, and the amount of Indebtedness represented by such obligation will be the amount of such obligation required to be capitalized at the time any determination thereof is to be made as determined in accordance with IFRS Accounting Standards as in effect on the Issue Date or the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash and Cash Equivalents” means, for purposes only of the calculation of the Consolidated Leverage Ratio, at any time, any of the following:

(i)   U.S. Dollars, Argentine Pesos or money in other currencies received in the ordinary course of business;

(ii)  (a) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations (ii) European Union Government Obligations, and (iii) marketable general obligations issued or unconditionally guaranteed by the federal government of Argentina, or the Argentine Central Bank or any member State of Mercosur, in each case with maturities not exceeding one year from the date of acquisition;

(iii)  (a) demand deposits, (b) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (c) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (d) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of (x) Argentina or any political subdivision thereof having one of the four highest international or local ratings obtainable by S&P, Moody’s or Fitch or such similar equivalent rating by at least one “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act or (y) the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500 million whose short-term debt is rated “A-2” or higher by S&P, “A-2” or higher by Fitch or “P-2” or higher by Moody’s (or such equivalent rating by at least one nationally recognized statistical rating organization registered under Section 15E of the Exchange Act);

(iv)  repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (ii) and (iii), above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v)  (a) commercial paper rated at least “P-1” by Moody’s, “A-1” by S&P or “A-1” or higher by Fitch and (b) commercial paper of an Argentine issuer the long-term unsecured debt obligations of which are rated the highest international rating of an Argentine issuer, and maturing within one year after the date of acquisition;

(vi)  money market funds or local mutual funds that at least 70% of the assets of which consist of investments of the type described in clauses (i) through (v) above; and

(vii)  substantially similar investments of comparable credit quality to clauses (i) through (vi) above, denominated in the currency of any jurisdiction in which the Company or any Designated Subsidiary conducts business, of issuers whose country’s credit rating is at least “BBB-” (or the then equivalent grade) by S&P or Fitch and the equivalent rating by Moody’s.

“Certificated Notes” means the Notes in certificated, registered form, executed and delivered by the Company and authenticated by the Trustee in exchange for the Global Notes, (i) in the event that the Depositary is at any time unwilling or unable to act as depository for the Global Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) an Event of Default has occurred and is continuing with respect to the Notes.

“Change of Control” means, in any event or circumstance, for whatever reason, whereby at any time after the Issue Date (i) any person or group of persons, other than one or more Permitted Holders, acquires, directly or indirectly, (x) more than fifty percent (50%) of all classes of Capital Stock in the

Parent entitled to vote, or (y) a number of ordinary shares of the Parent that affords such person or group the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the Parent’s Board of Directors or (ii) the Parent ceases to either, (x) directly or indirectly through wholly owned Subsidiaries (excluding qualifying stock), own more than 50% of the Capital Stock of the Company owned by the Parent on the Issue Date or (y) own a number of ordinary shares of the Company that affords the Parent the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the Company’s Board of Directors. For purposes of this definition, “person” and “group” shall have the meaning given to such terms in Sections 13(d) and 14(d) of the Exchange Act.

“Change of Control Offer” has the meaning set forth in Section 4.13(a).

“Change of Control Payment” has the meaning set forth in Section 4.13(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.13(b)(ii).

“Change of Control Repurchase Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Downgrade Event.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, as operator of the Clearstream system, and its successors.

“CNV” means the Comisión Nacional de Valores (the Argentine National Securities Commission).

“CNV Rules” means the rules and regulations of the CNV approved by General Resolution No. 622/2013, as amended from time to time.

“Company” or “Issuer” means Vista Energy Argentina S.A.U. and any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Company Order” means a written request or order signed in the name of the Company by two Officers.

“Consolidated Coverage Ratio” means, as of any date of determination, the ratio of, (x) the aggregate amount of Adjusted Consolidated EBITDA of the Company and its Designated Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with IFRS Accounting Standards are made available under this Indenture to (y) Consolidated Interest Expense of the Company and its Designated Subsidiaries for such four fiscal quarters, provided that:

(1)  for purposes of the calculation of the Consolidated Coverage Ratio, Argentine Peso amounts referred to in the preceding clauses (x) and (y) shall be converted into U.S. Dollars at the average of the daily seller’s exchange rates for wire transfers (divisas) published by the Banco de la Nación Argentina on each day during such period comprised of four fiscal quarters;

(2)  if the Company or any Designated Subsidiary:

(a)  have Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of

Indebtedness at the end of such period, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)  have repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(3)  if since the beginning of such period, the Company or any Designated Subsidiary will have made any asset disposition or disposed of or discontinued (as defined under IFRS Accounting Standards) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a)  the Adjusted Consolidated EBITDA for such period will be reduced by an amount equal to the Adjusted Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Adjusted Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any of its Designated Subsidiaries repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Designated Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any of its Designated Subsidiaries is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Designated Subsidiary to the extent the Company and its continuing Designated Subsidiaries are no longer liable for such Indebtedness after such sale); and

(4) if since the beginning of such period the Company or any of its Designated Subsidiaries (by merger or otherwise) will have made an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the Company’s option, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its Designated Subsidiaries in accordance with IFRS Accounting Standards, net of any interest income for such period, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred, accrued or payable by the Company or its Designated Subsidiaries, without duplication:

(1)  interest expense attributable to Sale and Leaseback Transactions,

(2)  capitalized interest,

(3)  non-cash interest expense,

(4)  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(5)  net cash costs associated with Hedging Obligations related to Indebtedness, and

(6)  any of the above expenses with respect to Indebtedness of another Person guaranteed by the Company or any of its Designated Subsidiaries, as determined on a consolidated basis and in accordance with IFRS Accounting Standards.

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of: (1) the aggregate outstanding Indebtedness of the Company and its Designated Subsidiaries (net of Cash and Cash Equivalents) as of the end of the most recent fiscal quarter for which financial statements prepared on a consolidated basis in accordance with IFRS Accounting Standards are available in accordance with this Indenture, to (2) Adjusted Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available in accordance with this Indenture; provided that:

(1)  for purposes of the calculation of the Consolidated Leverage Ratio, Argentine Peso amounts referred to in the preceding clauses (1) and (2) shall be converted into U.S. Dollars as follows:

(a)  Indebtedness and Cash and Cash Equivalents denominated in Argentine Pesos as of the relevant balance sheet date will be converted into U.S. Dollars at the seller’s exchange rate for wire transfers (divisas) published by the Banco de la Nación Argentina as of the date of such balance sheet; and

(b)  Adjusted Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination will be converted into U.S. Dollars at the average of the daily seller’s exchange rates for wire transfers (divisas) published by the Banco de la Nación Argentina on each day during such period comprised of four consecutive fiscal quarters.

(2)  if the Company or any Designated Subsidiary:

(a)  have Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes an Incurrence of Indebtedness at the end of such period, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)  have repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(3)  if since the beginning of such period the Company or any Designated Subsidiary will have made any asset disposition or disposed of or discontinued (as defined under IFRS Accounting Standards) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio includes such transaction, the Adjusted Consolidated EBITDA for such period will be reduced by an amount equal to the Adjusted Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Adjusted Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(4)  if since the beginning of such period the Company or any of its Designated Subsidiaries (by merger or otherwise) will have made an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Profit” shall mean, for any period, the aggregate profit for the period of the Company and its Designated Subsidiaries on a consolidated basis for such period, determined in accordance with IFRS Accounting Standards.

“Consolidated Total Assets” means, as of any date of determination, the aggregate assets of the Company and its Designated Subsidiaries on a consolidated basis determined in accordance with IFRS Accounting Standards.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Global Corporate Trust.

“Custodian” means a custodian of the Global Notes for DTC under a custody agreement or any similar successor agreement.

“Deeply Subordinated Indebtedness” means any Subordinated Obligations of the Company or any Designated Subsidiary that are (i) subordinated in right of payment to the Notes, pursuant to a written agreement to that effect, (ii) (A) do not mature or require any amortization, redemption or other repayment of principal (other than through conversion or exchange of such Indebtedness into the Company’s or such Designated Subsidiary’s Capital Stock (other than Disqualified Capital Stock) or any Indebtedness meeting the requirements of this definition), (B) contain no change of control or similar provisions and (C) do not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment of the Company or such Designated Subsidiary (other than as a result of insolvency proceedings of the Company or such Designated Subsidiary), in each case, prior to the 90th day following the Stated Maturity of the Notes and all other amounts due under this Indenture, (iii) do not provide for or require any security interest or encumbrance over any asset of the Company or any Designated Subsidiary and (iv) do not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Company with its obligations under the Notes and this Indenture.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Subsidiary” means (i) all Subsidiaries of the Company existing as of the Issue

Date, and (ii) any Subsidiary so designated by the Company’s Board of Directors. The Board of Directors of the Company may designate any Subsidiary to be a Designated Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either: (1) the Company could Incur at least U.S.$1.00 of additional Indebtedness pursuant to Section 4.08, or (2) (x) the Company’s pro forma Consolidated Coverage Ratio is higher and (y) the Company’s pro forma Consolidated Leverage Ratio is lower, in each case, than such ratios immediately prior to such designation, in each case, on a pro forma basis taking into account such designation. Any designation by the Company provided for under this definition shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions. The Company may re-designate a Designated Subsidiary as a Subsidiary that is no longer a Designated

Subsidiary at any time (other than during a Suspension Period), unless such Designated Subsidiary or any of its Subsidiaries owns any equity interests (other than qualifying shares) or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Designated Subsidiary of the Company (other than solely any Subsidiary of the Designated Subsidiary to be so re-designated); provided that such re-designation complies with Section 4.09.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with IFRS, together with all undertakings and obligations in connection therewith.

“Distribution Compliance Period” means (1) in the case of the Notes, the 40-day period after the latest to occur of (a) the commencement of the sale of the Notes and (b) the Issue Date and (2) in the case of any Additional Notes, the 40-day period after the later to occur of (a) the commencement of the sale of the Additional Notes and (b) the issue date of such Additional Notes.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail (with a .pdf attached), secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Offering” means an offering or placement for cash, after the Issue Date, of Qualified Stock of the Company or of any direct or indirect parent of the Company (to the extent the proceeds thereof are contributed to the Capital Stock of the Company in the form of Qualified Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“European Union Government Obligations” means obligations issued directly and fully guaranteed or insured by a member state of the European Union or by any agent or instrumentality thereof, provided that the full faith and credit of such member state of the European Union is pledged in support thereof.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” of any property, asset, share of Capital Stock, other security, Investment or other item means, on any date, the fair market value of such property, asset, share of Capital Stock, other security, Investment or other item on that date as determined in good faith by the Board of Directors of the Company or any Subsidiary, as applicable.

“Farm-in Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“First Call Date” has the meaning set forth in Section 3.01.

“Fiscal Year” means the accounting year of the Company commencing each year on January 1 and ending on the following December 31.

“Fitch” means Fitch Inc. and its successors.

“Global Notes” has the meaning set forth in Section 2.04(e).

“Government Agency” means any public legal entity or public agency, created by any federal, provincial, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency, including the Argentine Secretariat of Energy.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement for bona fide hedging purposes, and not for speculative purposes, and to the extent recorded as a liability on the Company’s or the Designated Subsidiary’s most recent consolidated balance sheet prepared under IFRS Accounting Standards and filed with the CNV to the extent applicable.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS Accounting Standards” means the English language version of the International Financial Reporting Standards, as published by the International Accounting Standards Board, and as adopted by the Argentine Federation of Professional Councils in Economic Sciences and by the CNV for public companies.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms will be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication and to the extent not fully collateralized with cash or cash equivalents,

1.	any liability of such Person

(i) for borrowed money, or

(ii) evidenced by a bond, note, debenture or similar instrument issued in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or

(iii) for Capitalized Lease Obligations;

2. all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

3. all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof (but excluding for the avoidance of doubt any seguros de caución, provided, that upon the drawing of such instruments, amounts due are reimbursed within 90 days following such drawing);

4. all Disqualified Capital Stock issued by such Person (the amount of Indebtedness therefrom deemed to equal any involuntary liquidation preference plus accrued and unpaid dividends);

5.	all obligations due and payable under Hedging Obligations of such Person; and

6. guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above.

For purposes of determining any particular amount of Indebtedness under this definition, guarantees of (or obligation with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included. For avoidance of doubt, Indebtedness shall not include any obligations not specified above, including trade payables and other accrued liabilities in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Instructions” has the meaning set forth in Section 10.02(d).

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding advances to customers, suppliers or operators in the ordinary course of business that are, in conformity with IFRS Accounting Standards, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Designated Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the retention of the Capital Stock (or any other Investment) by the Company or any of its Designated Subsidiaries, of (or in) any Person that has ceased to be a Designated Subsidiary.

If the Company or any Designated Subsidiary (x) sells or otherwise disposes of any equity interests of any direct or indirect Designated Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Designated Subsidiary as a Subsidiary that is not a Designated Subsidiary in accordance with the provisions of this Indenture, the Company will be deemed to have made an Investment on the date of any such sale, disposition or re-designation equal to the Fair Market Value of the net assets of such re-designated Subsidiary at the time of such sale, disposition or re-designation.

For the avoidance of doubt, none of (a) any participation in any unión transitoria de empresas arrangement or any other form of unincorporated joint venture and transactions in connection with a unión transitoria de empresas arrangement or any other form of unincorporated joint venture, or (b) agreements, transactions, interests or arrangements which permit one party to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of business activities jointly with third parties, including, without limitation (A) ownership interests in oil and gas Properties, processing facilities or gathering systems or ancillary real property interests; and (B) arrangements in the form of or pursuant to operating agreements, processing agreements, Farm-in Agreements, Farm-out Agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, will be considered an Investment for the purposes of the Notes and this Indenture.

“Investment Grade Rating” means BBB- or higher by Standard & Poor’s, Baa3 or higher by Moody’s or BBB- or higher by Fitch, or the equivalent of such global ratings by Standard & Poor’s, Moody’s or Fitch.

“Issue Date” means the date hereof.

“Lien” means any mortgage, pledge, encumbrance, security interest, charge or other encumbrance or preferential arrangement having the effect of constituting a security interest, including, without limitation, the equivalent created or arising under the laws of any country where the Company or any of its Designated Subsidiaries own Property.

“Marketable Securities” means any of the following: (a) readily marketable direct obligations of the government of the United States, Argentina or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States or Argentina, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the United States Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least U.S.$1 billion, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, or (d) debt obligations having a maturity not exceeding one year from the date of acquisition issued by a corporation organized under the laws of the United States or Argentina whose long-term debt is rated “A-” (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or higher by at least one Nationally Recognized Statistical Rating Organization.

“Material Adverse Effect” means, a material adverse effect on (a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Company and its Designated Subsidiaries taken as a whole, or (b) the rights and remedies of the Trustee, or the Holders of the Notes, as applicable under this Indenture or the Notes, or (c) the Company’s ability to pay any amounts under the

Notes or this Indenture or the Company’s ability to perform its other payment obligations under the Notes or this Indenture or (d) the legality, validity or enforceability of this Indenture or the Notes.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Nationally Recognized Statistical Rating Organization” shall have the meaning set forth under Rule 436 under the Securities Act.

“Net Available Cash” from an Asset Sale means cash payments or cash equivalents received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case minus:

(1) all legal, accounting, investment banking, broker, consultant and advisory fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability in accordance with IFRS Accounting Standards, as a consequence of such Asset Sale;

(2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(4) appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS Accounting Standards, against any liabilities associated with the property or other assets disposed of in such Asset Sale and retained by the Company or any Subsidiary after such Asset Sale;

(5) taxes paid or payable in respect of Asset Sales; and

(6) repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or sale or other disposition of any asset or other investment, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S. “Notes” has the meaning assigned to such term in the Recitals.

“Offer to Purchase” means a Change of Control Offer or an Asset Sale Offer.

“Offering Memorandum” means the offering memorandum, dated December 4, 2024, relating to the issuance and sale of the Notes.

“Officer” means, with respect to the execution of a Company Order or of the Notes on behalf of the Company by manual or electronic signatures pursuant to Section 2.01 or Section 2.02 (as applicable) hereof, of each of the chairman or president or other member of the Board of Directors, and of any member of the statutory committee of the Company, and for any other purpose with respect to any Person, the chairman or president of the Board of Directors, the principal executive officer or chief executive officer, any director, the principal financial officer or chief financial officer, the principal legal officer, the treasurer or any assistant treasurer, the principal accounting officer, controller, or the secretary or any assistant secretary, of such Person, or any Person otherwise authorized to act as legal representative, attorney-in-fact on behalf of, or in any other manner authorized to act for such purposes with respect to, such Person.

“Officers’ Certificate” means an officer certificate of the Company, on behalf of itself or a Designated Subsidiary, signed by two Officers of the Company, one of whom is the principal executive officer or the principal financial officer, and the treasurer or any other officer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of outside counsel of the Company in form and substance reasonably satisfactory to the Trustee, obtained at the expense of the Company, or the surviving or transferee Person or a Designated Subsidiary, and who is reasonably acceptable to the Trustee.

“Outstanding” refers to any Note authenticated and delivered pursuant to this Indenture, as of the Relevant Date, except:

(a)  Notes theretofore canceled by the Trustee, pursuant to the terms of this Indenture, or delivered to the Company or the Trustee for cancellation;

(b)  Notes that have been called for redemption or tendered for repurchase in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon have been deposited with the Company, or with the Trustee; or

(c)  Notes in lieu of or in substitution for which other Notes have been authenticated and delivered;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any notice, consent, waiver, amendment, modification or supplement under this Indenture, Notes owned directly or indirectly by the Company or any of its Affiliates, including any Subsidiary (as certified by the Company to the Trustee in an Officers’ Certificate), will be disregarded and deemed not to be Outstanding.

“Parent” means Vista Energy, S.A.B.de C.V.

“Paying Agent” means any Person engaged to perform the obligations of the Company in respect of payments made or funds held hereunder in respect of the Notes and, initially, The Bank of New York Mellon, until replaced by a successor and, thereafter, means any of its successor and assigns.

“Payment Date” means June 10 and December 10 of each year, commencing on December 10, 2025.

“Permitted Business” means any business permitted by the corporate purpose of the Company or any of its Designated Subsidiaries as set forth in the Company’s or such Designated Subsidiary’s bylaws on the Issue Date, as applicable, or any business related, ancillary or complementary to such business.

“Permitted Holder” means members of senior management of the Parent, and any spouse, lineal descendants, estates and heirs, or any trust or other investment vehicle for the primary benefit of any of the foregoing.

“Permitted Investment” means:

(1)  any Investment in the Company or in a Designated Subsidiary;

(2)  any Investment in any Person (other than a Designated Subsidiary) that is directly or indirectly primarily engaged in a Similar Business;

(3)  an Investment in a Person that will, upon the making of such Investment, become a Designated Subsidiary or, after a reasonable time after making such investment, be merged, consolidated or amalgamated with or into or transfer or convey all or substantially all its assets or the assets that would otherwise correspond to the Company as a result of such Investment pursuant to the terms and conditions negotiated with any joint venture partner or co-investor to, the Company or a Designated Subsidiary; provided that such person is primarily engaged in a Similar Business;

(4)  Cash and Cash Equivalents , including for the avoidance of doubt any financial investment recorded under “Other Investments” in the Company’s consolidated financial statements;

(5)  payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with IFRS Accounting Standards;

(6)  stock, obligations or securities received in satisfaction of judgments;

(7)  Hedging Obligations;

(8)  loans or advances to, or guarantees of loans or advances made to, employees, directors, officers or consultants made in the ordinary course of business of the Company or any Designated Subsidiary in an aggregate principal amount not to exceed U.S.$5 million at any one time outstanding;

(9)  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14 hereof, or any other disposition of assets not constituting an Asset Sale;

(10) (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person and (B) extensions of credit to suppliers in the ordinary course of business that are recorded as accounts payable on the consolidated balance sheet of such person;

(11)  repurchases of the Notes;

(12)  receivables owing to the Company or any Designated Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include the concessionary trade terms as the Company or the Designated Subsidiary deems reasonable under the circumstances;

(13)  Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Designated Subsidiary;

(14)  Extensions of credit and prepayment of expenses to customers, suppliers, utility providers, licensees, franchisees and other trade creditors in the ordinary course of business;

(15)  any acquisition of assets or Capital Stock solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company or any of its direct or indirect parents;

(16)  any Investments received in compromise of obligations of trade creditors or customers that were Incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(17)  other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (17) since the Issue Date, not to exceed the greater of: (x) U.S.$100 million and (y) 3.0% of Consolidated Total Assets, calculated as of the end of the most recent fiscal quarter ending prior to the applicable date of calculation;

(18)  guarantees of Indebtedness of the Company or any Designated Subsidiary permitted under Section 4.08 hereof; and

(19)  Investments in existence as of the Issue Date or the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable, and any extension, modification or renewal of any such Investments (but not any such extension, modification or renewal to the extent it involves additional advances, contributions or other investments of cash or property, other than reasonable expenses incidental to the structuring, negotiation and consummation of such extension, modification or renewal).

“Permitted Lien” means any of the Liens listed in clause (a) through (aa) permitted under Section 4.10.

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Designated Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in a Permitted Business for geologists, geophysicists and other providers of technical services to the Company or a Designated Subsidiary.

“Primary Treasury Dealer” means a primary United States government securities dealer in New York City.

“Program” has the meaning set forth in the Recitals.

“Project Financing” means Indebtedness or a sale leaseback of Property the proceeds of which are applied to fund new acquisition, exploration, development or expansion by, or upgrades of the Property that is secured by such Property.

“Project Financing Subsidiary” means, with respect to any Project Financing, the Subsidiary that is the primary obligor in respect of such Project Financing.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income

“QIB” has the meaning set forth in Section 2.04(e).

“Qualified Merger Jurisdiction” means (i) Argentina, (ii) United States of America, any state thereof or the District of Columbia and (iii) any country member of the Organization for Economic Co-operation and Development (OECD).

“Qualified Merger Tax Jurisdiction” has the meaning set forth in Section 4.17.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Capital Stock.

“Rating Agency” means any of (i) Standard & Poor’s, (ii) Moody’s or (iii) Fitch (in each case, or any successor thereof).

“Rating Downgrade Event” means the occurrence, at any time within 60 days after the earlier of the date of public notice of the occurrence of a Change of Control or of our intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of any of the following events expressly stated by the applicable Rating Agency to have been as a result of such Change of Control: (i) in the event the Notes have an Investment Grade Rating by at least two of the Rating Agencies on the date of such public notice, the rating of the Notes by at least two Rating Agencies shall be below an Investment Grade Rating; (ii) in the event the Notes have an Investment Grade Rating by any, but not two or more, of the Rating Agencies on the date of such public notice, the rating of the Notes by such Rating Agency will be changed to below an Investment Grade Rating; (iii) in the event the Notes are rated below an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories); or (iv) in the event the Notes are rated by only one Rating Agency and the rating of the Notes by such Rating Agency is below an Investment Grade Rating prior to such public notice, the rating of the Notes by such Rating Agency shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

“Receivables Transaction” means any receivables financing facility or arrangement entered into by the Company or a Designated Subsidiary in the ordinary course of business, provided that the aggregate consideration received in any such financing (prior to deducting any related fees and expenses) is at least equal to the Fair Market Value of the receivables and related assets sold, less customary discounts, reserves or amounts reflecting the implicit interest rate.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, prepay, redeem, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness (other than intercompany Indebtedness) Incurred in compliance with this Indenture including Indebtedness that refinances Refinancing Indebtedness, provided that:

(1)  the Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being refinanced;

(2)  the Refinancing Indebtedness has a weighted average life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the weighted average life of the Indebtedness being refinanced;

(3)  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

(4)  if the Indebtedness being refinanced is Deeply Subordinated Indebtedness or Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being refinanced.

“Register” has the meaning assigned to such term in Section 2.05.

“Registrar and Transfer Agent” means a Person engaged to maintain the definitive record of all registrations and transfers of the Notes in the Register and, initially, the Trustee, until replaced by a successor and, thereafter, means any of its successor and assigns.

“Regular Record Date” means, with respect to any Note, the date that is one Business Day prior to each Payment Date, whether or not such date will be a Business Day.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.04(e).

“Regulation S Securities Act Legend” has the meaning set forth in Section 2.04(f)(ii).

“Reinstatement Date” has the meaning set forth in Section 4.18.

“Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect has been given to the Holders by the Trustee.

“Representative of the Trustee in Argentina” means Banco Santander Argentina S.A. or such other person designated from time to time by the Company.

“Responsible Officer” means, with respect to the Trustee, means any officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any such officer and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Indenture.

“Restricted Certificated Note” has the meaning set forth in Section 2.04(f).

“Restricted Global Note” has the meaning set forth in Section 2.04(e).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 4.09.

“Restricted Securities Act Legend” has the meaning set forth in Section 2.04(f)(i).

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any of its Designated Subsidiaries sell or transfer any Property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” has the meaning set forth in Section 2.04(f)(ii).

“Senior Indebtedness” means any Additional Notes and any other Indebtedness of the Company or any Designated Subsidiary that ranks equal in right of payment with the Notes.

“Significant Subsidiary” means, at any relevant time, any of the Company’s Subsidiaries which is a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Similar Business” means:

(1)  any Permitted Business;

(2)  the acquisition, exploration, development, operation and disposition of interests in oil, gas, chemical, hydrocarbon, mining and agricultural Properties;

(3)  the gathering, marketing, treating, refining, processing, storage, selling and transporting of oil, gas, biofuels, chemicals other minerals and products;

(4)  the exploration for or development, production, treatment, refinery processing, storage, transportation or marketing of oil, gas, chemicals and other minerals and products, and agricultural products, produced in association therewith; evaluating, participating in or pursuing any other activity or opportunity that is primarily related to clauses (1) through (3) above; and

(5)  any activity that is ancillary or complementary to or necessary or appropriate for the activities described in clauses (1) through (4) of this definition.

“Subordinated Obligations” means all Indebtedness of a Person which is subordinated in right of payment to the payment of the Notes.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Successor Person” has the meaning set forth in Section 5.01.

“Suspended Covenants” has the meaning set forth in Section 4.18.

“Suspension Period” has the meaning set forth in Section 4.18.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor thereto.

“Taxes” has the meaning set forth in Section 4.17.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Call Date (such period, the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor Trustee under this Indenture pursuant to Article 7.

“U.S.$” and “U.S. Dollar” means the currency of the United States of America, which at the relevant time is legal tender for the payment of public or private debts.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Volumetric Production Payment” means production payment obligations recorded as deferred revenue in accordance with IFRS, together with all related undertakings and obligations.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a)  a term has the meaning assigned to it;

(b)  (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS Accounting Standards; (ii) except as otherwise herein expressly provided, the term IFRS Accounting Standards, with respect to any computation required or permitted hereunder, shall mean IFRS Accounting Standards as of the date of such computation, and (iii) except as otherwise herein expressly provided, all ratios and computations based on IFRS Accounting Standards contained in this Indenture should be computed in conformity with IFRS Accounting Standards;

(c)  “including” means including without limitation;

(d)  words in the singular include the plural and words in the plural include the singular;

(e)  unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(f)  secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(g)  all references to the date the Notes were originally issued shall refer to the Issue Date;

(h)  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(i)   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(j)   references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(k)  all references to principal, premium, if any, and interest in respect of the Notes will be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Notes;

(l)   any action required to be taken on a given date pursuant to this Indenture shall, to the extent such date is not a Business Day, be deemed to be required to be taken on the next succeeding Business Day; and

(m)  in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2

ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

Section 2.01. Authentication and Delivery of Notes. Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes may be executed and delivered by the Company, in an aggregate principal amount Outstanding of not more than U.S.$500,000,000 million (other than Notes issued pursuant to Section 2.08 and Section 2.09) to the Trustee for authentication, accompanied by a Company Order directing such authentication and specifying the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date or dates on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order) signed by two Officers. The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.02. Execution of Notes. (a) The Notes shall be executed by manual or electronic signatures by or on behalf of the Company by the signature of a member of the Board of Directors and a member of the statutory committee.

(b)   Notes bearing the manual or electronic signatures of individuals who were at the time of execution of the Notes the proper Officers of the Company shall bind the Company not withstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes.

Section 2.03. Certificate of Authentication. Only such Notes as shall bear thereon a certification of authentication substantially as set forth in the forms of the Notes in Exhibits A, C and D hereto, executed by the Trustee by manual or electronic signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

Section 2.04. Form, Denomination and Date of Notes; Payments. The Notes and the Trustee’s certificates of authentication shall be substantially in the form set forth in Exhibits A, C and D hereof. On the Issue Date, the Notes shall be issued in the form provided in Section 2.04(e). The Notes shall be numbered, lettered, or otherwise distinguished in such manner as the Persons executing the same on behalf of the Company may determine with the approval of the Trustee.

(a)   The Notes may, subject to applicable Argentine laws and regulations (including the Argentine Negotiable Obligations Law and the Argentine Capital Markets Law) and subject to the prior approval of the CNV where applicable, be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, with the rules of any securities exchange on which the Notes may be listed, or for any Government Agency or depositary thereof, or to conform to general usage.

(b)   Subject to the requirements of the CNV and the relevant regulations of any stock exchange on which the Notes may be listed, Certificated Notes may be typewritten, printed, lithographed or produced by any combination of these methods on steel engraved borders or produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes. The issuance of the Notes shall be subject to applicable Argentine law governing the form and registration of securities, this Indenture, any rule of any securities exchange on which the Notes may be listed, or of any Government Agency or any depositary thereof, and subject to the prior approval of the CNV where applicable.

(c)   The Company agrees to cause the Notes to comply with Article 7 of the Argentine Negotiable Obligations Law.

(d)   Each Note shall be dated the date of their authentication. Each Note shall bear interest from (and including) the date of issuance thereof or from the most recent Payment Date to which interest has been paid or duly provided for and shall be payable on the dates specified on the face of the form of Note set forth as Exhibit A hereto. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

(e)   On the Issue Date, an appropriate Officer will execute and deliver to the Trustee (i) for Notes sold within the United States to “qualified institutional buyers” as defined in and pursuant to Rule 144A under the Securities Act (each, a “QIB”), one or more restricted global Notes (each, a “Restricted Global Note”), in definitive, fully registered form without interest coupons (each, a “Registered Note”), in a denomination of U.S.$1,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, substantially in the form of Exhibit C hereto; and (ii) for Notes sold outside the United States in offshore transactions in reliance on Regulation S under the Securities Act, one or more Regulation S global Notes (each, a “Regulation S Global Note” and, together with the Restricted Global Note, “Global Notes”), in definitive, fully registered form without interest coupons, in a denomination of U.S.$1,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, substantially in the form of Exhibit D hereto; all such Notes so executed and delivered to the Trustee pursuant to sub-clauses (i) and (ii) of this clause (e) shall be in an aggregate principal amount that shall equal the aggregate principal amount of the Notes that are to be issued on the Issue Date. The aggregate principal amount of the Restricted Global Notes and the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Custodian for the Depositary or its nominee, as hereinafter provided.

(f)   Each Restricted Global Note, each restricted Certificated Note issued in exchange for interests in the Restricted Global Note (“Restricted Certificated Note”) and each Regulation S Global Note during the Distribution Compliance Period (and each Certificated Note issued in exchange for interests in the Regulation S Global Note during such period) shall bear the following legends as set forth below, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act and provided that upon and following the expiration of the Distribution Compliance Period, such legend included on the Regulation S Global Note (and each Certificated Note issued in exchange therefor) shall have no effect and may be removed by the Trustee upon direction of the Company or a holder of any interest in the Regulation S Global Note:

(i)  the Restricted Global Note shall bear the following legend (the “Restricted Securities Act Legend”) on the face thereof:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) IN COMPLIANCE WITH RULE 144A, UNDER THE SECURITIES ACT, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR

(E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF ANY STATE THEREIN.”

(ii)  the Regulation S Global Note shall bear the following legend (the “Regulation S Securities Act Legend”, and together with the Restricted Securities Act Legend, each a “Securities Act Legend”) on the face thereof:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), AND MAY NOT BE OFFERED, RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.”

Each Global Note (i) shall be delivered by the Trustee to DTC acting as the Depositary or, pursuant to DTC’s instructions, shall be delivered by the Trustee on behalf of DTC to and deposited with the Custodian, and in either case shall be registered in the name of Cede & Co., or such other name as DTC shall specify, and (ii) shall also bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Global Notes may be deposited with such other Depositary that is a clearing agency registered under the Exchange Act as the Company may from time to time designate in writing to the Trustee, and shall bear such legend as may be appropriate.

(g)   Interests in a Global Note deposited with DTC or Euroclear and/or Clearstream will be exchanged for Certificated Notes only if (i) in the case of a Global Note deposited with DTC, DTC notifies the Company and the Trustee that it is unwilling or unable to continue as Depositary, or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary for such Global Notes is not appointed by the Company within 90 days after the Company receives such notice, (ii) in the case of a Global Notes deposited with Euroclear and/or Clearstream, if the clearing system through which it is cleared and settled is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to cease business permanently or does in fact do so, (iii) an Event of Default has occurred and is continuing with respect to the Notes, or (iv) the Company in its sole discretion notifies the Trustee in writing that Certificated Notes will be delivered in exchange for such Global Note with respect to the Notes represented by such Global Note. To effect such an exchange, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate of the Company directing the authentication and delivery thereof, will authenticate and deliver, Certificated Notes in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes. In connection with any such exchange, the Company or the Depositary shall provide or cause to be provided to the Trustee and Paying Agent all information necessary to allow the Trustee and Paying Agent to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee and Paying Agent may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(h)   Global Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder.

(i)   The principal amount of the Notes will be payable in three consecutive annual installments, starting on June 10, 2031, on the Payment Dates and in the principal amounts set forth in the schedule below; provided that (i) any partial prepayment of the principal amount of the Notes pursuant to Section 3.01, Section 4.14 or other repurchases of the Notes to the extent that such Notes are cancelled shall reduce the principal amount due on each succeeding Payment Date on a pro rata basis for the amount of principal paid in connection with any such prepayment or repurchase over the remaining Payment Dates and (ii) any issuance of Additional Notes shall increase the principal amount due on each succeeding payment date on a pro rata basis for the principal amount of Additional Notes issued. Notice of any such reduction or increase, as the case may be, including an updated amortization schedule, shall be provided to the Holders and the Company shall deliver an Officers’ Certificate to the Trustee including such updated amortization schedule, which shall be conclusive and binding absent manifest error. The final installment of the principal will, in any event, equal the then outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Company under the Notes.

Dates	June 10, 2031	June 10, 2032	June 10, 2033
Percentage of Original Outstanding Principal Amount Payable	33%	33%	34%

The final maturity of the Notes will be June 10, 2033 (the “Stated Maturity”).

(j)   Interest (and principal, premium and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) will be payable in immediately available funds to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Record Date and prior to such Payment Date; provided, however, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase will be payable to the person to whom principal will be payable; provided, further, that if and to the extent the Company defaults in the payment of the interest (and Additional Amounts, if any) due on such Payment Date, such defaulted interest (and Additional Amounts, if any) will be paid to the person in whose name such Notes are registered at the end of a subsequent record date established by the Company by notice delivered by or on behalf of the Company to the Holders of the Notes and the Trustee not less than 10 days preceding such subsequent record date, such record date to be not less than one Business Day preceding the date of payment in respect of such defaulted interest. The first payment of interest on any Additional Note originally issued between a Regular Record Date and a Payment Date will be made on the Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.

(k)   Payment of the principal, any premium, interest, Additional Amounts and other amounts on or in respect of any Registered Note at Stated Maturity or upon acceleration, redemption or repurchase will be made in immediately available funds to the person in whose name such Note is registered upon surrender of such Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York City, the office of the Argentine Paying Agent located in either the Province of Buenos Aires or the City of Buenos Aires, or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Whenever the Company shall have one or more paying agents, including the Trustee, it will, prior to 10:00 a.m. New York Time on the Business Day prior to each due date of the principal of (and premium, if any) or interest on the Notes, deposit with the Trustee a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Registered Notes to be made other than at Stated Maturity or upon acceleration, redemption or repurchase will be made by check mailed on or before the due date for such payments to the address of the person entitled thereto as it appears in the Register; provided that (a) the applicable Depositary or its nominee, as holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a holder of U.S.$1,000,000 in aggregate principal or face amount of Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such holder at a bank located in the United States or Argentina as may have been appropriately designated by such person to the Trustee in writing no later than 15 days prior to the date such payment is due. Unless such designation is revoked in writing, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder.

(l)   If the Stated Maturity or the Payment Date for the Notes falls on a day which is not a Business Day, payment of principal (and premium, if any) and interest with respect to such Note will be made on the next succeeding Business Day in the place of payment with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

Section 2.05. Registration, Transfer and Exchange. The Notes are issuable only in registered form. The Trustee will maintain at the Corporate Trust Office (in such capacity, the “Registrar”), a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as provided herein. The name and address of the registered holder of each Note and the amount of each Note will be recorded in the Register. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

Upon the written request by the Argentine Registrar and Transfer Agent, the Registrar shall provide a copy of the Register to the Argentine Registrar and Transfer Agent at such address or electronic delivery method as the Argentine Registrar and Transfer Agent may designate in writing to the Trustee.

Upon due presentation for registration of transfer of any Note, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.

A holder may register the transfer of a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a holder as provided herein, the Company, the Trustee and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes as applicable.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar ) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the Registrar.

The Company and the Trustee, Registrar, or any Transfer Agent, may require payment of a sum sufficient to cover any stamp tax, other tax or other governmental charge from any applicable jurisdiction payable in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any holder shall be made for any such transaction.

The holder requesting transfer shall also provide or cause to be provided to the Trustee and Paying Agent all information necessary to allow the Trustee and Paying Agent to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee and Paying Agent may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

None of the Trustee, Registrar, or the Transfer Agent shall be required to register the transfer or exchange of any Certificated Notes (a) for a period of 15 days preceding any Payment Date, (b) for a period of 30 days preceding any date established for the payment of principal, or (c) previously called for redemption or tendered for repurchase.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Claims against the Company for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts, if any) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts, if any), in each case from the date on which such payment first became due, or a shorter period if provided by law.

Section 2.06. Book-entry Provisions For Global Notes. Each Restricted Global Note initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary and (iii) bear the Securities Act Legend. Each Regulation S Global Note initially shall (i) be registered in the name of a nominee for the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary and (iii) bear the Securities Act Legend; provided that upon and following the expiration of the Distribution Compliance Period, such Securities Act Legend shall have no effect and may be removed by the Trustee upon the direction of the Company or a holder of any interest in the

Regulation S Global Note with the approval of the Company. Upon and following the expiration of the Distribution Compliance Period, interests in the Regulation S Global Notes may be held by any Agent Members.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Global Note.

(a)  Except as provided in Section 2.07, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its nominees, its successors or its respective nominees. Interests of beneficial owners in a Global Note may be transferred, and transfers increasing or decreasing the aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant, the provisions of Section 2.07. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Note or Regulation S Global Note, respectively, under the circumstances set forth in Section 2.04(g).

(b)  Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(c)  In connection with the transfer of an entire Restricted Global Note or Regulation S Global Note to beneficial owners pursuant to clause (b) of this Section, the Restricted Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Restricted Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)  Any Certificated Note delivered in exchange for an interest in a Restricted Global Note pursuant to clause (a) or (c) of this Section shall, except as otherwise provided by clause (d) of Section 2.07, bear the Securities Act Legend in accordance with Section 2.07(d).

(e)  The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

Section 2.07. Special Transfer Provisions. Unless and until the Securities Act Legend is removed from a Certificated Note or Global Note pursuant to clause (d) below, the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Notes or, to the extent relevant to the Trustee, the Registrar or the Depositary, any beneficial interest in a Global Note:

(a)  Transfers to Qualified Institutional Buyers. The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to a QIB:

(i)   The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144 under the Securities Act as in effect with respect to such transfer or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the transfer notice provided for on the form of Note in substantially the form of Exhibit B.

(ii)  If the Note to be transferred is a Certificated Note containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a QIB, upon receipt by the Registrar of (x) the documents referred to in sub-clause (i) above (if such transfer is pursuant to clause (y) of sub- clause (i) above) and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Certificated Note to be transferred and the Trustee shall cancel the Certificated Note so transferred.

(iii)  Subject to the DTC procedures, if the proposed interest to be transferred is an interest in the Restricted Global Note, (x) such transfer may be effected only through the book entry system maintained by the Depositary in compliance with the applicable provisions of the Securities Act Legend and (y) the transferee is required to hold such interest through an Agent Member.

(iv)  Subject to the DTC procedures, (x) except as set forth in sub-clause (v) below, during the Distribution Compliance Period, an interest in the Regulation S Global Note proposed to be transferred to a QIB transferee shall be required to be held on behalf of such transferee through Euroclear or Clearstream, Luxembourg, and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note to such transferees shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(v)  Subject to the DTC procedures, with respect to transfers of an interest in a Regulation S Global Note to a QIB during the Distribution Compliance Period, upon receipt by the Registrar of (x) with respect to any Certificated Notes, a certificate by the transferee or transferor, as the case may be, in substantially the form of Exhibit G hereto and (y) instructions given in accordance with the Depositary’s and Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest to be transferred, and shall increase the principal amount of the Restricted Global Note in a like amount.

(b)  Transfers of Interests in a Regulation S Global Note to Other U.S. Persons. Subject to the DTC procedures, (x) during the Distribution Compliance Period, an interest in the Regulation S Global Note proposed to be transferred to any U.S. Person transferee shall be required to be held on behalf of such other U.S. Person transferee only through Euroclear or Clearstream, Luxembourg, and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note to any U.S. Person shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(c)  Transfers to Non-U.S. Persons. The following provisions shall apply with respect to registration of transfers of a Note (or interest in a Global Note) to a person that is a Non-U.S. Person:

(i)   The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend to a Non-U.S. Person upon receipt by it from the transferor of a transfer notice provided for on the form of Note in substantially the form of Exhibit B.

(ii)  If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Note, upon receipt by the Registrar of (x) in the case of transfers during the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit E and in the case of transfers upon and following the expiration of the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit F and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred, and shall increase the Regulation S Global Note in a like amount.

(iii)  If the proposed transferor is a holder of a Certificated Note and the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents required by sub-clause (i) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Certificated Note to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

(iv)  Subject to the DTC procedures, (x) during the Distribution Compliance Period, an interest in the Regulation S Global Note shall be required to be held on behalf of a Non-U.S. Person transferee only through Euroclear or Clearstream, Luxembourg, and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(d)  Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Securities Act Legend, the Registrar shall deliver only Notes that bear the Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144 under the Securities Act as in effect with respect to such transfer, exchange or replacement, (ii) is made in connection with a transfer under Section 2.07(c)(i) above occurring after the expiration of the Distribution Compliance Period or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend.

(e)  General. By its acceptance of any Note bearing the Securities Act Legend, each holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.07 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant, with respect to any ownership interest in a Global Note or with respect to the delivery to any participant, beneficial owner or other Person (other than the Depositary or its nominee) of any notice (including any notice of redemption) or the payment of any amount (other than the Depositary or its nominee), under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note).

The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Agent Members and any beneficial owners. The Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any participant or between or among the Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

All the provisions and undertakings set forth above concerning registration of ownership, exchange and transfer of the Notes shall be, in fact, exclusively fulfilled by the Registrar.

In the event that the Representative of the Trustee in Argentina or the Argentine Registrar and Transfer Agent is required to carry out any of the obligations related to the registration of ownership, exchange and transfer of Notes, it can delegate such duties on any other entity acting in Argentina with legal capacity to carry them out in compliance with this Indenture and laws and regulations in force in Argentina.

To do so, the Representative of the Trustee in Argentina or the Argentine Registrar and the Transfer Agent shall promptly notify the Company about the circumstance, in order that the latter appoints the entity it deems appropriate to assume the Representative of the Trustee in Argentina, the Argentine Registrar and Transfer Agent’s obligations.

Once the appointment is made, and such is accepted by the appointed entity, the Representative of the Trustee in Argentina, the Argentine Registrar and Transfer Agent shall not be liable for the breach of any of the obligations assumed by the delegate Argentine representative of the trustee registrar and transfer agent according to this Indenture and shall be indemnified for and held harmless against any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel) incurred directly or indirectly, without negligence or bad faith on their part, arising out of or in connection with the performance of the duties assumed by the delegate Argentine registrar and transfer agent under this Indenture.

Section 2.08. Mutilated, Defaced, Destroyed, Stolen and Lost Notes. The Company shall execute and deliver to the Trustee Certificated Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(a)  The Trustee shall, in accordance with any terms and conditions set forth in the Notes, and upon provision of evidence satisfactory to the Trustee and to the Company that any Note was mutilated, defaced, destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require to hold each of them harmless, authenticate and deliver from time to time such Notes in exchange for or in lieu of such Notes that become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any other Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts, if any) that were carried by such other Notes.

(b)  All Notes surrendered for payment, transfer or exchange shall be delivered to the Trustee. The Trustee shall cancel and destroy all such Notes surrendered for payment, transfer or exchange, in accordance with its security destruction policy, and shall, upon written request, deliver a certificate of destruction to the Company.

(c)  Upon the issuance of any substitute Note, the holder of such Note, if so requested by the Company, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee, its counsel and its agents) in connection with the preparation and issuance of the substitute Note.

(d)  All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Section 2.09. Further Issues. (a) Subject to the authorization of the CNV, if applicable the Company may, from time to time, without the consent of the Holders of the Notes Outstanding, create and issue additional Notes of this series (“Additional Notes”) provided that such Additional Notes have the same terms and conditions as the Notes in all respects (or in all respects except for issue date, issue price and, if applicable, the first payment of interest) so that such subsequently issued Additional Notes may be consolidated and form a single series with the previously Outstanding Notes; provided that the issuance of Additional Notes shall then be permitted under Section 4.08, provided that any Additional Notes shall be issued under a separate CUSIP or ISIN number unless the Additional Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. The Notes offered hereby and any Additional Notes would be treated as a single class for all purposes, including with respect to redemptions, and would vote together as one class on all matters with respect to the Notes. The Additional Notes will be (i) represented by an increase in the aggregate principal amount of the Global Notes or (ii) issued in the form of Certificated Notes if the Notes are no longer represented by Global Notes.

(b)  In connection with any such issuance of Additional Notes, the Company shall deliver to the Trustee:

(i)   a Company Order directing the Trustee to authenticate and deliver Additional Notes on the closing date specified therein in an aggregate principal amount specified therein and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Additional Notes;

(ii)  an Officers’ Certificate stating that the issuance of such Additional Notes is permitted by this Indenture; and

(iii)  an Opinion of Counsel stating that such Additional Notes when (1) executed and delivered by the Company, (2) authenticated by the Trustee in accordance with this Indenture and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, subject to customary exceptions.

Section 2.10. Cancellation of Notes; Disposition Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes held by it in accordance with its customary procedures, and, upon the written request of the Company, deliver a certificate of disposition to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.11. Repurchases. The Company and its Subsidiaries and Affiliates may at any time purchase or otherwise acquire the Notes, by purchase or private agreement, in the open market or otherwise, at any price and may resell or otherwise dispose of such Notes in accordance with applicable securities laws at any time, taking into account that, in order to determine at any time whether or not the Holders of the required principal amount of the Outstanding Notes have made a request, demand, authorization, instruction, notice, consent or waiver under the terms of this Indenture, the Notes held by the Company or any of its Subsidiaries and Affiliates will not be counted and will not be considered Outstanding.

Section 2.12. Security Identifier Numbers. The Company in issuing the Notes may use “CUSIP,” “ISIN” and/or “common code” numbers (if then generally in use), and, if so, the Trustee shall use for the Notes “CUSIP,” “ISIN” and/or “common code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, in writing, of any change in the “CUSIP,” “ISIN” and/or “common code” numbers. Additional Notes will only be issued with the same CUSIP number or other identifying number as the Notes issued hereunder if such further issuance would be treated as part of the same “issue” as the Notes issued hereunder within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k).

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. Prior to June 10, 2028 (the “First Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the present value at the redemption date of (i) the redemption price of such Notes at the First Call Date (such redemption price being set forth in the table below in respect of June 10, 2028) plus,

(ii) all required interest payments through the First Call Date on such Notes (excluding accrued but unpaid interest to the redemption date), in each case, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points plus (b) Additional Amounts thereon, if any, on the principal amount of such Notes to be redeemed, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the First Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at the following redemption prices (expressed as a percentage of principal amount of the Notes being redeemed), plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period commencing on June 10 of the years set forth below:

Twelve-month period commencing in year	Redemption Price
2028	104.250%
2029	102.125%
2030 and thereafter	100.000%

For the avoidance of doubt, the Company will be responsible for making all calculations related to an optional redemption of the Notes, and the Trustee shall not have any obligation or liability for performing such calculations, or for verifying, determining or calculating the redemption price. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 3.02. Optional Redemption with Proceeds of Equity Offerings At any time, or from time to time, prior to June 10, 2028, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of outstanding Notes (including any Additional Notes) at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest (including Additional Amounts), if any, to, but not including, the redemption date; provided that:

(1)  Notes in an aggregate principal amount equal to at least 65% of the aggregate principal amount of Notes (including any Additional Notes) remain outstanding immediately after the occurrence of such redemption; and

(2)  the redemption must occur not more than 90 days after the date of the closing of such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Section 3.03. Redemption for Taxation Reasons. If as a result of any change in, or amendment to, the laws or any regulations or rulings promulgated thereunder of Argentina or of any political subdivision thereof or of any authority therein or thereof having power to tax or as a result of any change in the official application, administration or interpretation of such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction), which change or amendment is announced and becomes effective at any time subsequent to the issuance of the Notes (or in the case of a non-Argentine Successor Person subsequent to the date such person became a Successor Person) the Company becomes obligated to pay any Additional Amounts as provided or referred to below in Section

4.17 and the Company determines in good faith that such obligation cannot be avoided by taking commercially reasonable measures available to the Company, the Notes will be redeemable as a whole (but not in part), at the Company’s option, at any time upon not less than 30 nor more than 60 days’ notice given to the Holders of the Notes as provided herein, at their principal amount, together with accrued interest thereon to the redemption date; provided, that commercially reasonable measures shall be understood not to include any change in the Company’s jurisdiction of incorporation or organization or location of the Company’s principal executive office or registered office. The Company will also pay to the Holders of the Notes on the redemption date any Additional Amounts which are then payable. In order to effect a redemption of the Notes under this Section 3.03, the Company will be required, prior to the giving of notice of redemption of Notes as provided herein, to deliver to the Trustee (i) an Officers’ Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to the Company and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. No notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due.

Section 3.04. Method and Effect of Redemption.

(a)  Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. For so long as the Notes are listed on the BYMA or traded on A3 Mercados and the rules of such exchanges so require, the Company will cause notices of redemption to also be published as described in Section 10.02.

(b)  The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i)  the redemption date;

(ii)  the redemption price, including the portion thereof representing any accrued interest;

(iii) in the case of Certificated Notes, the place or places where Notes are to be surrendered for redemption;

(iv)  Notes called for redemption must be so surrendered in order to collect the redemption price;

(v)  upon the satisfaction of the conditions precedent included in the notice of redemption, if any, on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(vi)  if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued upon cancellation of the original Note;

(vii)  if applicable, the conditions precedent to which the notice of redemption is subject; and

(viii)   if any Note contains a CUSIP, ISIN or common code number, no representation is being made as to the correctness of such CUSIP, ISIN or common code number either as printed on the Notes or as contained in the notice of redemption and that the holder should rely only on the other identification numbers printed on the Notes.

Notice of redemption at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that, the Company sets forth the information above in an Officer’s Certificate to the Trustee no less than 10 days prior to the redemption date (or such shorter time to which the Trustee agrees).

(c)  Any notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent (except as provided for under Section 3.03, in which case it must be irrevocable). Notes called for redemption will become due on the redemption date specified in the notice of redemption (subject to the satisfaction of any conditions precedent included in the notice of redemption). The Company will pay the redemption price for the Notes together with accrued and unpaid interest thereon (including Additional Amounts, if any) to the date of redemption. On and after the redemption date, as long as the Company has deposited with the Paying Agent, or at the Corporate Trust Office of the Trustee, funds in satisfaction of the applicable redemption price plus accrued and unpaid interest, if any, pursuant to this Indenture, interest will cease to accrue on the Notes called for redemption, and the only right of the Holders of such Notes will be to receive payment of the redemption price together with accrued interest and Additional Amounts, if any, to the redemption date. Upon redemption of the Notes by the Company, the redeemed Notes will be cancelled and may not be reissued or resold.

(d)  In the case of a partial redemption, selection of the Notes for redemption will be made, in the case of Certificated Notes, by lot, or in the case of Global Notes, in accordance with applicable depositary policies and procedures. No Notes of a principal amount of U.S.$1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the Note to be redeemed. A new Certificated Note in a principal amount equal to the unredeemed portion of the Certificated Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Certificated Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary (which may be made on a pro rata pass-through distribution of principal basis). Notes called for redemption become due and payable at the redemption price on the redemption date and, commencing on the redemption date, Notes redeemed will cease to accrue interest.

Section 3.05. Offer to Purchase.

(a)  An Offer to Purchase must be made by written offer (as used in this Section, the “offer”) sent to the Holders. The Company will notify the Trustee at least five (5) days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. In such case, the Company shall provide the Trustee with the information required under Section 3.05(b).

(b)  The offer must include or state the following as to the terms of the Offer to Purchase:

(i)  the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)  the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (as used in this Section, the “purchase amount”);

(iii) the purchase price, including the portion thereof representing accrued interest;

(iv)  an expiration date (as used in this Section, the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (as used in this Section, the “purchase date”);

(v)   a holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a minimum principal amount of U.S.$1,000 or integral multiples of U.S.$1,000 in excess thereof;

(vi)  the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(vii)  each holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(viii) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(ix)  on the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(x)  Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the holder is withdrawing all or a portion of the tender;

(xi)  (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the Outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes with a minimum principal amount of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof, will be purchased;

(xii)  if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued upon cancellation of the original Note;

(xiii)  if applicable, the conditions precedent to which the Offer to Purchase is subject; and

(xiv) if any Note contains a CUSIP, ISIN or common code number, no representation is being made as to the correctness of such a CUSIP, ISIN or common code number either as printed on the Notes or as contained in the offer and that the holder should rely only on the other identification numbers printed on the Notes.

(c)  On or prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)  The Company will comply, to the extent applicable, with Rule 14e-1 under the Exchange Act and all other applicable securities laws or regulations in making any Offer to Purchase. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions herein the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees, for the benefits of the Holders of the Notes, that it will duly and punctually pay or cause to be paid the principal of, and interest, premium and Additional Amounts, if any, on each of the Notes, and any other payments to be made by the Company under the Notes and this Indenture, at the place or places, at the respective times and in the manner provided in the Notes and this Indenture.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in (i) either the Province of Buenos Aires or the City of Buenos Aires, Argentina; and (ii) each place of payment specified for the Notes an office or agency (including for such purposes the office of a Paying Agent or Transfer Agent, to the extent applicable) where the Notes may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

Section 4.03. Laws, Licenses and Permits. The Company will, and will cause each of its Designated Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any Government Agency having jurisdiction over the Company or its Designated Subsidiary or its Designated Subsidiary’s business and all of the covenants and obligations contained in any material agreements to which the Company or any of its Designated Subsidiaries is a party, unless contested in good faith by the Company and except where the failure to so comply would not have a Material Adverse Effect on (i) the Company’s ability to meet its obligations under the Notes on a timely basis or (ii) any material rights or interest of the Trustee or the Holders under this Indenture or the Notes.

Section 4.04. Ranking. The Notes will constitute “obligaciones negociables simples no convertibles en acciones” under the Argentine Negotiable Obligations Law, and will at all times (a) be entitled to the benefits set forth therein and subject to the procedural requirements thereof and (b) constitute the Company’s general, unsecured and unsubordinated obligations and rank pari passu, without any preferences among themselves, with all the Company’s other present and future unsecured and unsubordinated indebtedness from time to time outstanding (other than obligations preferred by statute or by operation of law).

Section 4.05. Further Assurances. The Company shall, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights hereunder and under the documents, instruments and agreements required hereunder and to carry out the intent of this Indenture.

Section 4.06. Reporting.

(a)  The Company has no obligation to furnish the Trustee with the Financial Reports (as defined in this Section 4.06) unless (i) the Company (x) ceases to file as a public company with the CNV, (y) becomes delisted from the BYMA or (z) fails to comply with its obligation to submit or file its interim or annual consolidated financial statements with the CNV or the BYMA or (ii) the Parent (x) terminates its reporting obligations with the SEC, (y) becomes delisted from the NYSE or (z) fails to comply with its obligation to submit or file its interim or annual consolidated financial statements with the SEC or the NYSE, in which events the Company will furnish to the Trustee: (A) as soon as available, but, in any event within 90 days after the end of each of the first three quarters of each Fiscal Year: copies of the Company’s unaudited consolidated financial statements for such quarter, together with any notes thereto; (B) as soon as available but, in any event, within 120 days (or solely with respect to a change in the Company’s independent auditors, within five Business Days after the time required under applicable law to file such item) after the end of each Fiscal Year: (1) copies of the Company’s complete audited consolidated financial statements for such Fiscal Year, including the Company’s audited consolidated balance sheet as of the end of such Fiscal Year, the related audited consolidated statements of income and expense, retained earnings, paid in capital and surplus and changes in the consolidated financial position of the Company, which will be in agreement with the Company’s books of account and prepared in accordance with IFRS Accounting Standards; (2) a report on such financial statements of Pistrelli, Henry Martin y Asociados S.A. (formerly Pistrelli, Henry Martin y Asociados S.R.L.) (member of Ernst & Young Global Limited), or another of the four most prominent firms of independent public accountants of internationally recognized standing; and (3) an Officers’ Certificate certifying that, since the Company’s most recent delivery of financial statements pursuant to this Section 4.06, no default or Event of Default has occurred or is continuing or, if such default or Event of Default has occurred and is continuing, specifying its nature, the period of its existence and the action taken or proposed to be taken to remedy such default or Event of Default items (1), (2), and (3), collectively, the “Financial Reports”).

(b)  The Trustee shall have no obligation to determine if the Company is required to file any report or other information pursuant to this Section 4.06, nor be responsible or liable for determining or monitoring whether or not the Company has otherwise delivered any report or other information in accordance with the requirements specified in the foregoing paragraph. Delivery of reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of any of those shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled conclusively to rely on an Officers’ Certificate).

Section 4.07. Notice of Default. The Company will, promptly, and in any event within five Business Days after it obtains knowledge thereof, notify the Trustee, in writing, following the occurrence of any Event of Default.

Section 4.08. Limitation on Incurrence of Indebtedness. The Company will not, and will not permit any of its Designated Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided that the Company or any of its Designated Subsidiaries may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the net proceeds therefrom:

(a)  its Consolidated Coverage Ratio would not be less than 2.00 to 1.00; and

(b)  its Consolidated Leverage Ratio would not exceed 3.50 to 1.00.

The first paragraph of this Section 4.08 will not prohibit the Incurrence, by the Company or any of its Designated Subsidiaries, of the following Indebtedness:

(i)  Indebtedness represented by the Notes (other than any Additional Notes);

(ii)  Indebtedness of the Company and its Designated Subsidiaries in existence on the Issue Date;

(iii) intercompany Indebtedness among the Company and its Designated Subsidiaries or among the Company’s Designated Subsidiaries;

(iv)  guarantees by the Company or its Designated Subsidiaries of Indebtedness permitted to be Incurred under this Section 4.08;

(v)  Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Designated Subsidiary or was acquired by, or merged into, the Company or any Designated Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Designated Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided that at the time such Person is acquired, either

(a)

the Company would have been able to Incur U.S.$1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.08 after giving pro forma effect to the Incurrence of such Indebtedness and such transaction, as if such Indebtedness were Incurred and such transaction consummated at the beginning of its most recent four consecutive fiscal quarters for which consolidated financial statements are made available under this Indenture; or

(b)

(x) the Company’s pro forma Consolidated Coverage Ratio is higher and (y) the Company’s pro forma Consolidated Leverage Ratio is lower, in each case, than such ratios immediately prior to such acquisition or merger;

(vi) Indebtedness under Hedging Obligations;

(vii)  Indebtedness (including Capitalized Lease Obligations) of the Company or a Designated Subsidiary Incurred for the purpose of financing the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Designated Subsidiary and Incurred on or after the Issue Date and concurrently with, or no later than 180 days after, the date of such purchase, lease, or completion of construction or improvement of property (and any refinancing thereof) in an aggregate outstanding principal amount which, at any time outstanding, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (vii) and then outstanding, will not exceed the greater of U.S.$250 million and 8.0% of the Consolidated Total Assets, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence and after giving pro forma effect to the transaction;

(viii)  Indebtedness Incurred by the Company or its Designated Subsidiaries with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, customer deposits, performance, bid, surety, advance payment, appeal and similar bonds (including, for the avoidance of doubt, seguros de caución) and completion guarantees (other than for borrowed money) provided in the ordinary course of business;

(ix)  Indebtedness arising from agreements of the Company or a Designated Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any of the Company’s business or assets or any business, assets or Capital Stock of a Designated Subsidiary(other than guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that (x) such Indebtedness is not reflected on the balance sheet of the Company or any Designated Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (x)), and (y) the maximum liability of the Company and the Designated Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and the Designated Subsidiaries in connection with such disposition;

(x)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within fifteen (15) Business Days of Incurrence, or represented by standby letters of credit or trade letters of credit Incurred in the ordinary course of business to the extent such letters of credit are not drawn upon, or if and to the extent drawn upon, provided such drawing is reimbursed no later than the 15th Business Day following receipt by such Person of a demand for reimbursement following payment;

(xi)  the Incurrence or issuance by the Company or any Designated Subsidiary of Refinancing Indebtedness that serves to refund, refinance or replace any Indebtedness Incurred as permitted under the first paragraph of this Section 4.08 and clauses (i), (ii), (v) and this clause (xi) of the second paragraph of this Section 4.08, or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums defeasance costs, accrued interest and fees and expenses in connection therewith;

(xii)  any Deeply Subordinated Indebtedness;

(xiii)  any Indebtedness Incurred in respect of a Project Financing; provided that such Indebtedness shall be structured so that it is Incurred by a bankruptcy-remote trust or similar structure, such that the holder of such Indebtedness shall have no recourse or remedy (including the right to file an involuntary insolvency petition) to any of the Company or any Designated Subsidiaries or to any Property or assets of the Company or any Designated Subsidiary other than the Property related to the relevant project;

(xiv)  Indebtedness of the Company or any Designated Subsidiary owed to a Government Agency having jurisdiction over the Company and its Designated Subsidiary’s Permitted Business, which for the avoidance of doubt shall include the Argentine Secretariat of Energy;

(xv)  Indebtedness of the Company and its Designated Subsidiaries represented by working capital Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xiv) and then outstanding, will not exceed the greater of (i) U.S.$250 million and (ii) 8.0% of the Consolidated Total Assets, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence;

(xvi)  Indebtedness under any one or more Receivables Transactions, the combined aggregate outstanding principal amount of which does not exceed the greater of (x) U.S.$150 million (or its equivalent in any other currency) and (y) 5.0% of Consolidated Total Assets, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence;

(xvii)  Indebtedness under “cauciones bursátiles” in an amount not to exceed U.S.$100 million in the aggregate (the basket in this clause (xvii) shall be measured (A) only on each date that Indebtedness in the form of cauciones bursátiles is Incurred, issued or created under this clause (xvii) (the “relevant date of determination”) and (B) as the sum of the daily closing market price in Dollars as reported by Bloomberg on the relevant date of determination of the securities that are to be (and have been) delivered by the Company or a Designated Subsidiary in connection with any such cauciones bursátiles under this clause (xvii); and

(xviii) additional Indebtedness in an aggregate principal amount not to exceed in the aggregate the greater of (x) U.S.$375 million and (y) 12.5% of Consolidated Total Assets, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence.

For purposes of determining compliance with and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 4.08:

(a)	the outstanding principal amount of any item of Indebtedness will be counted only once;

(b)

in the event that an item of Indebtedness meets the criteria of the first or second paragraph above or more than one of the types of Indebtedness described in the second paragraph of this Section 4.08, the Company, in its sole discretion, may divide and classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with the second paragraph of this Section 4.08 and only be required to include the amount and type of such Indebtedness in one of such clauses under the second paragraph of this Section 4.08;

(c)

Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by such provision and in part by one or more other provisions of this Section 4.08 permitting such Indebtedness;

(d)

accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Disqualified Capital Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.08;

(e)

the amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 (thirty) days past due, in the case of any other Indebtedness; and

(f)

guarantees of, or obligations in respect of letters of credit or similar instruments relating to, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness will not be included.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, or in the case of revolving credit Indebtedness, first committed; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-U.S. currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.09. Limitation on Restricted Payments. The Company will not, and will not permit any of its Designated Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a)  the declaration or payment of dividends or the making of any distribution (whether made in cash, securities or other property) on or in respect of the Company or any of its Designated Subsidiaries’ Capital Stock (including any payment in connection with any merger or consolidation involving the Company, or any of its Designated Subsidiaries) other than:

(i)  dividends or distributions payable solely in the Company’s Capital Stock (other than Disqualified Capital Stock);

(ii)  dividends or distributions to the Company and/or any of its Designated Subsidiaries; and

(iii) dividends or distributions by a Designated Subsidiary, so long as, in the case of any dividend or distribution on or in respect of any Capital Stock issued by a Designated Subsidiary, the Company or the Designated Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(b)  the purchase, redemption, retirement or other requisition for value, including in connection with any merger or consolidation, of any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Designated Subsidiary other than,

(i)  in exchange for Company Capital Stock (other than Disqualified Capital Stock); and

(ii)  purchases of Company Capital Stock owned, directly and indirectly, by Persons that are not Affiliates;

(c)  the making of any principal payment on, or the purchase, repurchase, redemption, defeasement, or the acquisition or retirement for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity of any Subordinated Obligations outstanding on the Issue Date, or solely with respect to such action by a Designated Subsidiary, on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable (excluding (x) any intercompany Indebtedness between or among the Company and/or any Designated Subsidiary or (y) the purchase, repurchase or other acquisition of any Subordinated Obligations, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one year of such date of purchase, repurchase or acquisition); or

(d)  the making of any Restricted Investment;

if at the time of the Restricted Payment immediately after giving pro forma effect thereto:

(I)	an Event of Default shall have occurred and be continuing; or

(II)	the Company is not able to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08.

Notwithstanding the preceding paragraph, this Section 4.09 does not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to the preceding paragraph;

(2)

repurchases of Capital Stock or payments deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Stock represents a portion of the exercise price thereof, and Restricted Payments by the Company to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of its Capital Stock;

(3)

repurchases by the Company of its Capital Stock or options, warrants or other securities exercisable or convertible into its Capital Stock from its employees or directors or any of its Designated Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors;

(4)

payments or distributions to dissenting shareholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with Article 5; and

(5)

fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, consultants or agents of the Company or any Designated Subsidiary (including stock option plans) as determined in good faith by the Company’s Board of Directors;

(6)

Restricted Payments of the type described in clause 1 above through the application of the Net Cash Proceeds received by the Company from a substantially concurrent sale of Capital Stock (other than Disqualified Capital Stock) of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Designated Subsidiary;

(7)

Restricted Payments in an amount not to exceed dividends or distributions received by the Company or a Designated Subsidiary after the Issue Date from a Subsidiary that is not a Designated Subsidiary or unconsolidated investee of the Company; and

(8)

unless an Event of Default has occurred and is continuing, the declaration and payment of dividends to the holders of the Company’s Capital Stock during any Fiscal Year in an aggregate amount not exceeding 15.0% of the Company’s net income of the prior Fiscal Year, provided that any portion of this allowable amount that is unused in a given Fiscal Year may be carried forward once to the immediately succeeding Fiscal Year; for the avoidance of doubt, carry-forward is limited to one Fiscal Year at a time and may not be cumulated across multiple Fiscal Years.

The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the Property, assets or securities proposed to be paid, transferred or issued by the Company or the relevant Designated Subsidiary, as the case may be, pursuant to such Restricted Payment.

Section 4.10. Limitation on Liens. The Company will not, and will not permit any of its Designated Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien on any of the Company or its Designated Subsidiaries or any of their respective present or future Property to secure Indebtedness unless, at the same time or prior thereto, all of the Notes are equally and ratably secured therewith, except for:

(a)  any Lien existing on the Issue Date or, solely with respect to any Lien on a Designated Subsidiary or its present or future Property, on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable;

(b)  any landlord’s, workmen’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business (excluding, for the avoidance of doubt, Liens in connection with any Indebtedness for borrowed money);

(c)  any Lien on any Property securing Indebtedness Incurred or assumed solely for the purpose of financing all or any part of the cost of acquisition, construction, development or improvement of such Property, provided that (i) such Lien attaches to such Property concurrently with or within 180 days after the acquisition or the completion of the construction, development or improvement thereof and

(ii) the aggregate amount of Indebtedness Incurred by any Liens is otherwise permitted under

Section 4.08 and does not exceed the cost of the asset or property acquired, constructed, developed or improved;

(d)  any Lien on any Property securing Indebtedness existing thereon at the time of acquisition of such property and not created in connection with such acquisition;

(e)  any Lien on any Property securing Indebtedness owned by a corporation or other Person, which Lien exists at the time of the acquisition of such corporation or other Person by the Company or any of its Designated Subsidiaries and which Lien is not created in connection with such acquisition;

(f)  any Lien on Cash and Cash Equivalents or Marketable Securities created to secure Hedging Obligations of the Company or any Designated Subsidiary;

(g)  any Lien securing any Project Financing or any guarantee thereof by any direct or indirect parent of the applicable Project Financing Subsidiary; provided that such Lien does not apply to any Property or assets of the Company or any Designated Subsidiary other than the Property of the applicable Project Financing Subsidiary related to the relevant project and equity interests in the applicable Project Financing Subsidiary that holds no significant assets other than those related to the relevant project or in any direct or indirect parent thereof that holds no significant assets other than direct or indirect ownership interests in such Project Financing Subsidiary;

(h)  any Lien on any Property securing an extension, renewal or refunding of Indebtedness secured by a Lien, provided that such new Lien is limited to the Property which was subject to the prior Lien immediately before such extension, renewal or refunding and provided that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased;

(i)  any Lien for taxes, assessments, governmental charges or claims or other statutory Lien, in each case relating to amounts that are not yet payable or that are being contested in good faith, any tax and statutory Lien or any Lien arising by operation of law;

(j)  Liens Incurred or deposits made to secure the performance of tenders, bids, trades, contracts, leases, statutory obligations, letters of credit, surety and appeal bonds, performance bonds, advance payment bonds, purchase, construction or sales contracts and other obligations of a like nature, in each case in the ordinary course of business;

(k)  leases or subleases granted to others, easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real Property and irregularities in the title to such Property which do not in the aggregate materially impair the use or value of such Property or risk the loss or forfeiture of title thereto;

(l)   judgment Liens, the judgments underlying which do not give rise to a default or an Event of Default;

(m)  Liens Incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security benefits or obligations or other obligations of a like nature, in each case in the ordinary course of business;

(n)  Liens securing the Notes or any other securities of the Company or any Designated Subsidiary for the purposes of defeasance thereof in accordance with the terms of this Indenture or any indenture under which such other securities have been issued;

(o)  leases, licenses, subleases, and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company);

(p)  Liens arising in connection with Receivables Transactions;

(q)  Liens on Cash and Cash Equivalents arising in connection with Refinancing Indebtedness solely for the purposes of refinancing or replacing any Indebtedness Incurred under clause (i) of the second paragraph of Section 4.08;

(r)  Liens in respect of Production Payments and Reserve Sales;

(s)  Liens on pipelines and pipeline facilities that arise by operation of law;

(t)  Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business in a Permitted Business;

(u)  Liens reserved in oil and gas mineral leases acquired after the Issue Date for bonus, royalty or rental payments and for compliance with the terms of such leases;

(v)  Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(w)  options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like, to the extent that such Investments are permitted under Section 4.09;

(x)  Liens on Cash and Cash Equivalents that are in the form of treasury bonds or other government debt instruments securing cauciones bursátiles, provided that the aggregate outstanding principal amount of Indebtedness under such cauciones bursátiles does not at any time exceed U.S.$100 million;

(y)  Liens in favor of the Company or any Designated Subsidiary;

(z)  Liens on, or related to, properties or assets acquired after the Issue Date to secure all or part of the costs Incurred in the ordinary course of a Permitted Business for exploration, drilling, development, production, processing, transportation, marketing, storing, abandonment or operation; and

(aa) any other Lien on the Company’s Properties or those of any of its Designated Subsidiaries (including, for the avoidance of doubt, any Lien on Cash and Cash Equivalents or Marketable Securities of the Company or a Designated Subsidiary), provided that, on the date of creation or assumption of such Lien, the Indebtedness secured thereby, together with all the Company’s and its Designated Subsidiaries’ other Indebtedness secured by any Lien in reliance on this clause (aa), has an aggregate outstanding amount not exceeding the greater of (x) U.S.$450 million and (y) 15.0 % of Consolidated Total Assets, calculated as of the end of the most recent fiscal quarter ending prior to the date of creation or assumption of such Lien.

Section 4.11. Limitation On Sale and Leaseback Transactions. The Company will not, and will not permit any of its Designated Subsidiaries to, enter into any Sale and Leaseback Transaction, provided that the Company or any Designated Subsidiary may enter into a Sale and Leaseback Transaction if:

1.  the Company could: (a) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction under clause (i) of Section 4.08 and (b) Incur a Lien to secure such Indebtedness pursuant to Section 4.10; and

2.  the Net Cash Proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction.

Section 4.12. Limitation On Dividend And Other Payment Restrictions Affecting Designated Subsidiaries. (a) Except as provided in clause (b) below, the Company will not, and will not cause or permit any Designated Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Designated Subsidiary to:

(i)  pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Designated Subsidiary or pay any Indebtedness owed to the Company or any other Designated Subsidiary;

(ii)  make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, or pay any Indebtedness owed to, the Company or any other Designated Subsidiary, or

(iii)  transfer any of its property or assets to the Company or any other Designated Subsidiary.

(b)  Clause (a) above of this Section 4.12 will not apply to encumbrances or restrictions existing under or by reason of:

(i)   applicable law or governmental rule, regulation or order applicable other than solely on account of the action or inaction of the Company or Designated Subsidiary;

(ii)  this Indenture or the Notes;

(iii)  the terms of any Indebtedness outstanding on the Issue Date, or, solely with respect to such Indebtedness of a Designated Subsidiary, on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable, and any amendments or restatements thereof; provided that any amendment or restatement is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date, or, solely with respect to the Indebtedness of a Designated Subsidiary, on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable.

(iv)  the terms of any binding agreement with respect to any Designated Subsidiary relating to its Capital Stock or assets in effect on the Issue Date, or on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable, and any amendments or restatements thereof; provided that any amendment or restatement is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date, or on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable;

(v)  restrictions on the transfer of assets subject to any Permitted Lien;

(vi) with respect to clause (a)(iii) above only, customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Designated Subsidiary, permitted to be Incurred under Article 5;

(vii) restrictions with respect to a Designated Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Designated Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets of such Designated Subsidiary being sold;

(viii) restrictions with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Designated Subsidiary, which encumbrances or restrictions (x) are not applicable to any other Person or the property or assets of any other Person and (y) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(ix)  restrictions existing under, or created by, any agreement or instrument governing any Indebtedness permitted to be Incurred or issued pursuant to the covenant described under Section 4.08 entered into after the Issue Date so long as such encumbrances and restrictions included therein either: (a) are no more restrictive in any material respect taken as a whole with respect to any Designated Subsidiary than: (x) encumbrances or restrictions contained in this Indenture as of the Issue Date, or (y) encumbrances or restrictions that were in effect on the Issue Date with respect to that Designated Subsidiary pursuant to agreements in effect on the Issue Date, or (b) are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers, or (c) will not materially impair the

Company’s ability to make payments on the Notes when due or apply only during the continuance of a default under such agreement or instrument, in the case of each of (a), (b) and (c), in the good faith judgment of the Board of Directors of the Company as certified to the Trustee in an Officers’ Certificate at the time such encumbrances or restrictions are agreed to; and

(x)  an agreement governing Refinancing Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in subclauses (i) through (ix) of this clause (b); provided that such agreement governing Refinancing Indebtedness is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such subclauses (i) through (ix).

Section 4.13. Repurchase of Notes Upon a Change of Control.

(a)  If a Change of Control Repurchase Event occurs, the Company will make an offer to purchase all of the Notes (a “Change of Control Offer”) (in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (a “Change of Control Payment”).

(b)  The Company will give a notice of such Change of Control Offer to the Trustee within 30 days following any Change of Control Repurchase Event, for further distribution to each Holder of Notes no later than 15 days following the Trustee’s receipt thereof, stating:

(i)  that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase;

(ii)   the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is given) (the “Change of Control Payment Date”); and

(iii)  the procedures determined by the Company, consistent with this Indenture, that a Holder of Notes must follow in order to have its Notes repurchased.

(c)  On the Business Day immediately preceding the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Paying Agents or Depositary an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered.

(d)  On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)   accept for payment all Notes or portions of Notes (of U.S.$1,000 or in integral multiples of U.S.$1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(ii)  deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 4.13.

(e)  If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Certificated Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder thereof upon cancellation of the original Note, or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate.

(f)  The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) notice of redemption has been given pursuant to this Indenture as described above in Section 3.04, unless and until there is a default in payment of the applicable redemption price.

(g)  If a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of doing so.

Section 4.14. Limitation on Sale of Assets.

(a) The Company shall not, and shall not permit any Designated Subsidiary to, make any Asset Sale unless:

(i)   the Company or such Designated Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the Capital Stock and/or Property subject to such Asset Sale (for purposes of this subclause (i), all determinations of Fair Market Value shall be made in good faith by the Board of Directors of the Company or the relevant Designated Subsidiary); and

(ii)  at least 75% of the consideration thereof received by the Company or such Designated Subsidiary is in the form of Cash and Cash Equivalents received at closing; provided that in case of an Asset Sale in which the Company or a Designated Subsidiary receives a combination of Cash and Cash Equivalents and Additional Assets, the Company or such Designated Subsidiary shall deliver to the Trustee an Officers’ Certificate stating that (x) the Company’s or such Designated Subsidiary’s, as the case may be, chief executive officer or chief financial officer has approved such Asset Sale, (y) such Asset Sale is on fair and reasonable terms on an arm’s-length basis, and (z) the Fair Market Value of the Additional Assets, together with any cash consideration is no less than the Fair Market Value of the assets subject to such Asset Sale.

The Company or such Designated Subsidiary, as the case may be, may apply the Net Cash Proceeds of any Asset Sale within

1.	365 days after such Asset Sale, to repay any of the Indebtedness of the Company that ranks pari passu with the Notes (whether through optional or mandatory prepayments or redemptions, or tender offers or open market or other privately negotiated purchases, so long as such repaid Indebtedness is immediately extinguished) or any Indebtedness of such Designated Subsidiary; or

2.	730 days after such Asset Sale, to

(i)   make capital expenditures in a Permitted Business;

(ii)  reinvest in or purchase Additional Assets (including by means of an investment in or purchase of Additional Assets by any Designated Subsidiary with cash in an amount equal to the amount of Net Available Cash or Capital Stock to be used by the Company or any Designated Subsidiary in a Permitted Business); or

(iii)  to enter into a binding commitment to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Designated Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long term assets that are to be used in a Permitted Business; or

3.	any combination of (1) and (2) above.

For the avoidance of doubt, Net Cash Proceeds may be applied in a currency other than the currency in which such Net Cash Proceeds were originally received by the Company to the extent that an equivalent amount of Net Cash Proceeds is applied at the relevant currency exchange rate in effect at the time such application is made.

To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 365 days or 730 days, as the case may be, of the Asset Sale as described in clauses (1) through (3) of the immediately preceding paragraphs, the Company shall make an offer to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon and any Additional Amount to the date of purchase (the “Asset Sale Offer Amount”). The Company shall purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and at its option, on a pro rata basis with the Holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Senior Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 365-day or 730-day period, as the case may be.

The purchase of Notes pursuant to an Asset Sale Offer will occur not less than 20 Business Days following the date thereof, or any longer period as may be required by applicable law or regulation, nor more than 45 days following the 365th day or 730th day, as the case may be, following the Asset Sale. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of U.S.$75 million (or equivalent in other currencies). At that time, the entire amount of unapplied Net Cash Proceeds (or equivalent in other currencies), and not just the amount in excess of U.S.$75 million (or equivalent in other currencies), shall be applied as required pursuant to this covenant. Pending application in accordance with this covenant, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings that can be reborrowed or invested in Cash and Cash Equivalents.

Each notice of an Asset Sale Offer shall be delivered to the record Holders as shown on the Register no later than 10 days following such 365th or 730th day, as the case may be, with a copy to the Trustee, offering to purchase the Notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in amounts of U.S.$1,000 or in integral multiples of U.S.$1,000 in excess thereof in exchange for cash.

On the Business Day immediately preceding the Asset Sale Offer Payment Date, the Company shall, to the extent lawful deposit with the Paying Agent or Depositary funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered.

On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:

(i)  accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; and

(ii)  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

To the extent Holders and holders of other Senior Indebtedness, if any, that are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company shall purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Certificated Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the holder thereof upon cancellation of the original Note, or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate. Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company or any Designated Subsidiary, as the case may be, may use any remaining Net Cash Proceeds for general corporate purposes of the Company and any Designated Subsidiaries to the extent permitted under the Indenture.

If at any time any non-cash consideration received by the Company or any Designated Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant within 365 days or 730 days, as the case may be, of conversion or disposition.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent any such rule, laws and regulations are applicable in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sale” provisions of this Indenture, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by doing so.

Section 4.15. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Designated Subsidiaries to, directly or indirectly, enter into any transaction (or series of related transactions), including, without limitation, any conveyance, sale, lease or other disposition of Property, with any Affiliates, with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless the terms of such Affiliate Transaction are not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; provided that the foregoing limitation will not apply to:

(a)  Affiliate Transactions with or among the Company and any of its Designated Subsidiaries;

(b)  fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Designated Subsidiary as determined in good faith by the Company’s Board of Directors (and any management fee permitted under Section 4.09);

(c)  Affiliate Transactions undertaken pursuant to the terms of any agreement or arrangement to which the Company or any Designated Subsidiary (including any Designated Subsidiary to any successor) is a party as of or on the Issue Date, or, solely with respect to such Affiliate Transaction undertaken by a Designated Subsidiary, on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable, and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Holders of the Notes, taken as a whole, than the original agreement as in effect on the Issue Date, or on the date the relevant Subsidiary was designated as a Designated Subsidiary, as applicable);

(d)  transactions or payments, including grants of securities, stock options and similar rights, pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business or approved by the Company’s Board of Directors in good faith;

(e)  any employment agreements entered into by the Company or any Designated Subsidiary in the ordinary course of business;

(f)  loans and advances to officers, directors and employees of the Company (including, for the avoidance of doubt, any successor) or any Designated Subsidiary in the ordinary course of business in an aggregate outstanding principal amount not exceeding U.S.$5 million (or the equivalent in other currencies);

(g)  transactions in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor, upon which the Trustee may conclusively rely, stating that such transaction or series of transactions is fair to the Company from a financial point of view or stating that the terms thereof are not materially less favorable to the Company than those that could reasonably be expected to have been obtained by the Company in a comparable transaction at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(h)  (a) Restricted Payments permitted by the provisions of Section 4.09, and (b) Investments constituting Permitted Investments;

(i)  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the

Indenture or contracts for (x) drilling or other oil field services or supplies, (y) the sale, storage, gathering or transport of hydrocarbons, or (z) the lease or rental of office space; in each case, that are fair to the Company or the relevant Designated Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Company or are on terms at least as favorable as might reasonably have been obtained from a Person that is not an Affiliate of the Company; and

(j)  any transaction entered into in the ordinary course of business between or among the Company or any Designated Subsidiary and any joint venture, unión transitoria de empresas or similar arrangement, if such transaction would constitute an Affiliate Transaction solely because the Company or a Designated Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity.

Section 4.16. Listing. The Company shall apply to have the Notes listed on the BYMA and to have the Notes admitted to trading on A3 Mercados.

Section 4.17. Payment of Additional Amounts. All payments in respect of the Notes, including, without limitation, payments of principal, premium, if any, and interest, will be made by the Company without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments, or other governmental charges of whatever nature (“Taxes”) in effect on the date of this indenture or imposed or established in the future by or on behalf of Argentina or any political subdivision or taxing authority thereof, unless the Company is compelled by law to deduct or withhold such Taxes. In the event any such Taxes are so imposed or established, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the Holders of the Notes after any withholding or deduction in respect of such Taxes shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to any withholding or deduction on any Note to, or to a third party on behalf of, a Holder of the Notes for or on account of:

(a)  any such Taxes that have been imposed by reason of the holder of such Note being a present or former resident of Argentina or having some direct or indirect connection with Argentina other than the mere holding of such Notes or the receipt of principal and interest in respect thereof; or

(b)  any such Taxes, to the extent that the Company has determined based on information obtained directly from the recipient or from third parties that such Taxes are imposed due to (i) the residence of the non-Argentine recipient of the payment in a jurisdiction other than a cooperating jurisdiction (jurisdicción cooperante) or otherwise designated as a noncooperating jurisdiction (jurisdicción no cooperante), as defined under Article 24 of Decree No. 862/19, as amended among others by Decree No. 603/2024, or (ii) the funds invested originating or being connected to a jurisdiction other than a cooperating jurisdiction (jurisdicción cooperante) or otherwise designated as a non-cooperating jurisdiction (jurisdicción no cooperante), in each case as determined under applicable Argentine law or regulation; or

(c)  any such Taxes that would not have been so withheld or deducted if the Notes had been presented for payment (where presentation is required) within 30 days after the later of (x) the date on which such payment became due and payable and (y) the date on which payment thereof is duly provided for, except to the extent that such holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last date of such period of 30 days; or

(d)  any Taxes that would not have been imposed but for the failure of the holder or beneficial owner of such Notes, further to a request addressed to the holder of such Notes, to (x) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled to or (y) comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes; or

(e)  any estate, inheritance, wealth accumulation, gift, value added, sales, use, excise, transfer, personal assets or similar Taxes, regardless of whether the Company acts as a withholding agent or as a mandatory substitute or surrogate taxpayer for the aforementioned taxes; or

(f)  Taxes payable otherwise than by deduction or withholding from payment of principal of, premium, if any, or interest on the Notes; or

(g)  any Taxes that would not have been so imposed if the holder had presented the Note for payment (where presentation is required) to another paying agent; or

(h)  any Tax that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any Note or through which payment on the Note is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the Notes or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous than these provisions as enacted on such date; or

(i)  any combination of items (a) to (h) above.

Furthermore, no Additional Amounts shall be paid with respect to any payment on a Note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder. Any reference herein or in the Notes to principal, premium, and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph.

In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes, excluding any such taxes and duties imposed by any jurisdiction outside Argentina, but including any such non-Argentine taxes or duties resulting from, or required to be paid in connection with, the enforcement of such Notes after the occurrence and during the continuance of an Event of Default with respect to the Notes in default. The Company will also indemnify the Holders from and against all court taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders or the Trustee to enforce the Company’s obligations under the Notes.

In the event that the Company pays any personal asset tax in respect of Outstanding Notes, the Company hereby waives any right it may have under Argentine law to seek reimbursement from the Holders or direct owners of the Notes of any such amounts paid.

In the event of any merger or other transaction described and permitted under Section 5.01 then all references to Argentina, Argentine law or regulations, and Argentine taxing authorities under this Section 4.17 and under Section 3.03 shall be deemed to also include the jurisdiction of organization or tax residence of the Successor Person (the “Qualified Merger Tax Jurisdiction”), the law or regulations of the relevant Qualified Merger Tax Jurisdiction, and any taxing authority of the relevant Qualified Merger Tax Jurisdiction, respectively.

Section 4.18. Suspension of Certain Covenants. If, following the Issue Date (i) the Notes have an Investment Grade Rating from at least two Rating Agencies and (ii) no Event of Default has occurred and is continuing, then the Company will not be subject to the covenants in Section 4.08, Section 4.09, Section 4.12, Section 4.14, and Section 4.15. (collectively, the “Suspended Covenants”).

If at any time the Notes’ credit rating is downgraded from Investment Grade Rating by any Rating Agency such that the Notes are no longer rated Investment Grade Rating by at least two Rating Agencies, or if any Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms hereunder (including in connection with performing any calculation or assessment to determine compliance with the terms hereunder), unless and until the Notes subsequently attain a rating of Investment Grade Rating from at least two Rating Agencies and no Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain a rating of Investment Grade Rating from at least two Rating Agencies and no Event of Default is in existence); provided, however, that no Event of Default or breach of any kind shall be deemed to exist hereunder or the Notes with respect to the Suspended Covenants based on, and the Company shall bear no liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.” In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the investment rating of the Notes. The Company shall give the Trustee written notice of any Covenant Suspension Event and in any event not later than ten (10) Business Days after such Covenant Suspension Event has occurred. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Company shall give the Trustee written notice of any occurrence of a Reinstatement Date not later than ten (10) Business Days after such Reinstatement Date. After any such notice of the occurrence of a Reinstatement Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

On the Reinstatement Date, to the extent any Indebtedness Incurred during the Suspension Period would not be so permitted to be Incurred pursuant to the first or second paragraph of Section 4.08, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (ii) of the second paragraph of Section 4.08.

ARTICLE 5

MERGERS, CONSOLIDATIONS, SALES, LEASES

Section 5.01. Mergers, Consolidations, Sales, Leases. The Company will not, and will not permit any of its Designated Subsidiaries to, merge or consolidate with or into, or convey, transfer or lease the Company’s or its Designated Subsidiaries’ Properties substantially as an entirety, whether in one transaction or a series of transactions, to any Person, unless immediately after giving effect to such transaction, (a) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (b) any Person formed by any such merger or consolidation or the Person which acquires by conveyance or transfer, or which leases such Properties and assets (if not the Company) (the “Successor Person”) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Notes, (c) the Successor Person agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on such holder by a Government Agency solely as a consequence of any reincorporation or re-domiciling of such Successor Person in any jurisdiction other than Argentina or any province or municipality therein in connection with such merger or consolidation, conveyance, transfer or lease with respect to the payment of principal, interest or premium, if any, on the Notes, (d) the Successor Person (except in the case of leases), if any, succeeds to and becomes substituted for the Company with the same effect as if it had been named in the Notes and this Indenture as the Company, (e) the Successor Person is organized in a Qualified Merger Jurisdiction, and (f) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel that complies with Section 10.04 that such merger, consolidation, conveyance, transfer or lease complies with this Indenture, provided that clauses (a), (c) and (e) of this paragraph will not apply in the event that any Designated Subsidiary merges, amalgamates or consolidates with or into, or winds up into or sells, assigns, leases, conveys, transfers or otherwise disposes of all or part of its Properties and assets to, the Company or another Designated Subsidiary.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. As long as any of the Notes remain Outstanding, the occurrence and ongoing existence of any of the following events shall constitute an “Event of Default”:

(a)  default by the Company in the payment of any principal or premium due on the Notes; or

(b)  default by the Company in the payment of any interest or any Additional Amounts due on any Note and such default continues for a period of 30 days; or

(c)  default by the Company in the performance or observance of any term, covenant or obligation contained in Article 5; or

(d)  default in the performance or observance by the Company of any other term, covenant or obligation under the Notes or this Indenture not otherwise described in sub-paragraphs (a), (b) or (c) above, for a period of more than 45 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default and requiring it to be remedied; or

(e)  the Company fails to pay when due, after the applicable grace period, principal of any of the Company’s Indebtedness in an aggregate past due principal amount of at least U.S.$75 million (or the equivalent thereof at the time of the determination) and such failure continues after the grace period, if any, applicable thereto, or any other event of default occurs under any agreement or instrument relating to any such Indebtedness in an aggregate principal amount of at least U.S.$75 million (or the equivalent thereof at the time of the determination), and in each case such failure to pay or other event of default results in the acceleration of the final scheduled maturity thereof in an aggregate past due principal amount of at least U.S.$75 million (or the equivalent thereof at the time of determination); or

(f)  it becomes unlawful for the Company to perform any of its obligations under the Notes or hereunder; or

(g)  this Indenture for any reason ceases to be in full force and effect in accordance with its terms or the binding effect or enforceability hereof is contested by the Company, or the Company denies that it has any further liability or obligation hereunder or in respect hereof; or

(h)  a resolution is passed or adopted by the Company’s Board of Directors or shareholders, or a ruling or judgment of a governmental entity or court of competent jurisdiction is made, that the Company be wound up or dissolved, other than pursuant to a merger, consolidation or other transaction otherwise permitted in accordance with the terms hereof as described in Article 5, and in the case of any such ruling or judgment, remains undismissed for 90 days; or

(i)  one or more final judgments or orders from a court or an arbitration tribunal which are not subject to appeal or nullity (recurso de nulidad) for the payment of money in excess of U.S.$75 million (or the then-equivalent thereof) in the aggregate are rendered against the Company or any of its Designated Subsidiaries that is a Significant Subsidiary and are not paid or otherwise discharged and, in the case of each such judgment or order, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or order and there is a period of 90 days following such commencement during which such proceeding is not dismissed or stayed, or (ii) there is a period of 90 days following such judgment during which such judgment or order is not discharged, waived or the execution thereof stayed; or

(j)  a court having jurisdiction enters a decree or order for (i) relief in respect of the Company or any of its Designated Subsidiaries that is a Significant Subsidiary in an involuntary case under any Bankruptcy Law or (ii) appointment of an administrator, receiver, trustee or intervenor for the Company or any of its Designated Subsidiaries for all or substantially all of the Company or any of its Designated Subsidiaries’ Property and, in each case, such decree or order remains unstayed and in effect for a period of 90 days; or

(k)  the Company or any of its Designated Subsidiaries that is a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law, including, without limitation, filing for court endorsement of an acuerdo preventivo extrajudicial impairing the Notes, (ii) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any of its Designated Subsidiaries for all, or substantially all, of the Company’s or any of its Designated Subsidiaries’ Property or (iii) effects any general assignment for the benefit of creditors; or

(l)  a moratorium is agreed or declared in respect of any of the Company’s or any of its Designated Subsidiaries that is a Significant Subsidiary’s Indebtedness; or

(m) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in sub-clauses (j) or (k) above.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Sections 6.01 (j), (k), (l) or (m) above) occurs and is continuing with respect to the Notes, the Trustee or the Holders of Notes of at least 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount and any accrued interest and Additional Amounts shall become immediately due and payable. If an Event of Default specified in Sections 6.01 (j), (k), (l) or (m) occurs, the principal and any accrued interest and Additional Amounts on all the Notes then Outstanding shall become immediately due and payable; provided, however, that after such acceleration, an affirmative vote of the Holders of more than 50% of the Notes at the time Outstanding may, under certain circumstances and, to the extent permitted by any Bankruptcy Law, rescind and annul such acceleration if all Events of Default, other than the nonpayment of the accelerated principal, have been cured or waived as provided in this Indenture.

Section 6.03. Waiver of Past Defaults. Except as otherwise provided in Section 6.02 and Section 9.02, the Holders of more than 50% of the principal amount of the Outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04. Control by Majority. The Holders of more than 50% of the principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.05. Limitation on Suits. Except as described in Section 6.06, no holder of a Note will have any right by virtue of or by availing itself of any provision of such Note or herein to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)  such holder previously has given to the Trustee written notice of a default with respect to the Notes;

(b)  Holders of not less than 25% in aggregate principal amount of the Notes have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee and have offered to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be Incurred therein or thereby;

(c)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such action, suit or proceeding; and

(d)  no direction inconsistent with such written request has been given to the Trustee pursuant to this Indenture.

Section 6.06. Rights of Holders to Receive Payment. Notwithstanding any other provision hereunder or under the Notes, the right of any Holder of Notes to receive payment of principal, premium, if any, and interest on such Note (and Additional Amounts, if any) on or after the respective due dates expressed in such Note, or to institute suit, including a summary proceeding (acción ejecutiva individual) pursuant to Article 29 of the Argentine Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Any beneficial owner of Notes issued under this Indenture represented by a Global Note will be able to obtain from the relevant Depositary, upon request and subject to certain limitations set forth in this Indenture, a certificate representing its interest in the relevant Global Note in accordance with the Argentine Capital Markets Law. This certificate will enable such beneficial owner to initiate legal action before any competent court in Argentina, including a summary proceeding, to obtain overdue amounts under the Notes.

Section 6.07. Prescription. All claims against the Company for the payment of principal of or interest or any other amounts payable on or in respect of the Notes (and Additional Amounts, if any) will prescribe unless made within five years for principal and two years for interest from the date on which such payment first became due, or a shorter period if provided by applicable law.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian, receiver, assignee, Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.06.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee and Agents for all amounts due hereunder, including fees and expenses owed to the Trustee and Agents pursuant to this Indenture;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been installed.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee, suit by a holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

THE TRUSTEE

Section 7.01. Duties of Trustee.

(a)  In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has received written notification in accordance with the provisions of this Indenture, the Trustee will exercise such of the rights and powers vested in it under this Indenture and use the same degree of care that a prudent Person would use in the conduct of its own affairs.

(b)  Except during the continuance of an Event of Default:

(i)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c)  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)   this Section 7.01(c) does not limit the effect of Section 7.01 (b);

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture;

(d)  The Trustee shall not be deemed to have notice or any actual knowledge of any matter (including, without limitation, Defaults or Events of Default) unless written notice thereof is received by a Responsible Officer of the Trustee in accordance with this Indenture and such notice clearly references the Notes, the Issuer or this Indenture.

(e)  Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), Section 7.01(b), Section 7.01(c) and Section 7.01(f).

(f)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it has grounds for believing that repayment of such funds is not assured to it or it does not receive an agreement in writing from such Holders for full indemnity and/or security satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws or this Indenture. The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(g)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(h)  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(i)  The Trustee will (save as expressly otherwise provided herein) have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and will not be responsible (save as expressly provided herein) for any loss, liability, cost, claim, charge, action, demand, expense or inconvenience which may result from their exercise or non-exercise but, whenever the Trustee is under the provisions of this Indenture or the Notes bound to act at the request or direction of the Holders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

Section 7.02. Certain Rights of the Trustee

(a)   The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may also refrain from taking such action if such action would otherwise render it liable to any person in that jurisdiction, the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction, in the State of New York or if it is determined by any court or other competent authority in that jurisdiction, in the State of New York that it does not have such power.

(b)  The Trustee may conclusively rely and shall be fully protected in acting or refraining to act based upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(c)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(d)  The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f)  The Trustee may retain professional advisers to assist it in performing its duties under this Indenture. The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officers’ Certificate, Opinion of Counsel, or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee indemnity and/or other security satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(i)  In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its opinion, resolved, and absent willful misconduct or gross negligence, the Trustee shall not be liable for acting in good faith on instructions believed by them to be genuine and from the proper party.

(j)  The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion, choose to do so.

(k)  The Trustee and each Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(l)  The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(m)  In no event shall the Trustee be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits of any kind) of the Issuer, any Designated Subsidiary or any other person, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)  The Trustee shall have no duty to inquire as to the performance of the Issuer or any Designated Subsidiary with respect to the covenants contained herein. The Trustee may assume without inquiry in the absence of written notice to the contrary that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(o)  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, local or national disturbance or disaster, or the unavailability of the Federal Reserve Bank of New York wire or facsimile or other wire communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p)  The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q)  The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Indenture, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think fit. The Trustee shall not be under any obligation to supervise the activities of such delegates and shall not be responsible for the misconduct or negligence of such delegates, or for any costs, expenses, losses or liabilities of, or caused by, such delegates, provided that such delegation has been made with due care.

(r)  No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(s)  The Trustee and the Paying Agent shall be entitled to make, without liability hereunder, payments net of any taxes or other sums required by any applicable law to be withheld or deducted to the extent necessary to comply with any such laws, rules, regulations and interpretations.

(t)  The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03. Individual Rights of Trustee. The Trustee or any Agent thereof may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or any Agent of thereof and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights as it would have if it were not the Trustee or an Affiliate or Agent. The Trustee and its Affiliates and Agents are entitled to enter into business transactions with the Company or any of its Affiliates without accounting for any profit resulting from such transactions. However, in the event that the Trustee has or acquires any conflicting interest it must eliminate such conflict, if continuing, within 90 days after ascertaining that it has such conflicting interest or resign.

Section 7.04. Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, except that the Trustee represents that (x) it is duly authorized to execute this Indenture and authenticate the Notes and (y) it has reviewed the English translation of the Board Resolution of the Company dated November 25, 2024 authorizing the execution and delivery of this Indenture and the issuance of the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and if such Default is actually known to the Trustee (or, if it is not so known to the Trustee at such time, promptly after it becomes known to a Responsible Officer), the Trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of directors or Responsible Officers of the Trustee in good faith determine that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have notice of any Default unless either (1) a Responsible Officer has actual knowledge of such Default or Event of Default (solely with respect to Events of Default described in Sections 6.01(a) and (b)) or (2) written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

Section 7.06. Compensation And Indemnity. (a) The Company will pay the Trustee compensation for all services rendered by it hereunder as shall be agreed upon in writing. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)  The Company will indemnify the Trustee and Agents or their respective officers, directors, employees, representatives and agents for, and hold them harmless against, any loss, liability, charge, claim or expense (including the reasonable and documented costs and expenses of its counsel) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties and the exercise of its rights hereunder, including in each of its capacities hereunder as Registrar, Paying Agent and Transfer Agent, except to the extent such loss, liability, charge, claim or expense is due to its own gross negligence or willful misconduct.

(c)  The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

(d)  To secure the Issuer’s payment obligations in this Section 7.06, the Trustee and the Agents have a lien senior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

(e)  Without prejudice to any other rights available to the Trustee and the Agents under applicable law, when the Trustee and the Agents incur expenses (including the fees and expenses of counsel) after the occurrence of a Default with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

(f)  For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Article 7, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, by each agent (including the Agents), any custodian and any other Person employed with due care to act as agent hereunder.

Section 7.07. Replacement of Trustee. (a) (i) The Trustee may resign at any time by giving 30 days written notice to the Company.

(ii)  The Holders of more than 50% of the principal amount of the Outstanding Notes may remove the Trustee at any time upon 30 days’ written notice to the Trustee.

(iii)  If the Trustee is no longer eligible under Section 7.09, any holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)  The Company may remove the Trustee upon 30 days’ written notice to the Trustee by Company Order if: (A) the Trustee is no longer eligible under Section 7.09; (B) the Trustee is adjudged bankrupt or insolvent or an order or relief is entered with respect to the Trustee; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

Furthermore, so long as no Event of Default has occurred and is continuing, the Company may, in its discretion, remove the Trustee at any time. A resignation or removal of the Trustee and appointment of a successor Trustee, will become effective only upon (i) notice to the CNV of such appointment and (ii) such successor Trustee’s acceptance of appointment as provided in this Section.

(b)  If the Trustee has been removed by the Holders, Holders of more than 50% of the principal amount of the Outstanding Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.

(c)  If a successor trustee is not appointed 30 days after the Trustee resigns or is removed, the Trustee (at the expense of the Company), the Company or the Holders of more than 50% of the principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee.

(d)  Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders and to the CNV, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.09. Eligibility. This Indenture must always have a Trustee that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10. Representative of the Trustee in Argentina. (a) As long as it is required by Argentine law or by the CNV Rules, the Trustee will have a representative in Argentina for the sole purpose of receiving notices from the CNV and/or the Holders. Banco Santander Argentina S.A will initially act as the Representative of the Trustee in Argentina for such purposes. Banco Santander Argentina S.A. hereby accepts such appointment in relation to the Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of this Section 7.10(b).

(a)  The Representative of the Trustee in Argentina will perform only those duties that are specifically set forth in this Section 7.10(b), and such duties shall be determined solely by the express provisions of this Section 7.10(b), or as the Representative of the Trustee in Argentina may agree in writing from time to time with the Trustee. No implied covenants or obligations shall be read into this Section7.10(b), against the Representative of the Trustee in Argentina. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s attorney-in-fact. The duties of the Representative of the Trustee in Argentina as of the date hereof are solely to: (i) receive from the Holders, the Company, and any governmental or regulatory authority or entity in Argentina, all letters, claims, requests, notice or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) deliver to the Trustee, within three Business Days after its receipt, all such letters, claims, requests, notices or documents, (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, notices or documents, (iv) call a meeting of the Holders pursuant to Section 9.03, and (v) take any other action as instructed by the Trustee.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations. The Company may, at its option, at any time elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02. Legal Defeasance. Upon the Company’s election of the “legal defeasance” option applicable to this Section 8.02, and subject to the satisfaction of the conditions set forth in Section 8.04, the Company will be discharged from any and all obligations in respect of the Notes (except for the obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust). Subject to compliance with this Section, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 8.03. If the Company exercises the “legal defeasance” option, any payment on the Notes may not be accelerated due to an Event of Default with respect thereto.

Section 8.03. Covenant Defeasance. Upon the Company’s election of the “covenant defeasance” option applicable to this Section 8.03, and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Company, as applicable, need not comply with the covenants set forth in Sections 4.02, 4.06 and 4.08 through 4.17, inclusive, and clauses (c), (d), (i), (j), (k), (l) and (m) of Section 6.01 will no longer constitute Events of Default.

Section 8.04. Application of Trust Money. In order to exercise the options set forth in Section 8.02 or Section 8.03 above the Company must irrevocably deposit with the Trustee, (1) money, or (2) U.S. Government Obligations, or (3) a combination thereof, in such amounts as will be sufficient to pay

(without reinvestment of any interest) the principal of, premium, if any, and interest (and Additional Amounts, if any) in respect of the Notes then Outstanding on the Stated Maturity of the Notes. The defeasance options set forth in Section 8.02 or Section 8.03 above will become effective 91 days after such deposit if and only if the Company delivers to the Trustee: (i) an Opinion of Counsel experienced in such matters to the effect (x) that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations, which in the case of Section 8.02 must be based on a change in law or a ruling by the U.S. Internal Revenue Service, and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (x) that the defeasance trust is not, or is not required to be registered as, an investment company under the Investment Company Act of 1940, as amended and (ii) an Opinion of Counsel and an Officers’ Certificate as to compliance with all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of the Notes. If the Company has deposited or caused to be deposited money or

U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Notes to and including a redemption date on which all of the Outstanding Notes are to be redeemed, such redemption date shall be irrevocably designated by a Board Resolution of the Company delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations and such resolutions shall be accompanied by an irrevocable request from the Company that the Trustee give notice of such redemption in the name of and at expense of the Company not less than 30 nor more than 60 days prior to such redemption date in accordance with this Indenture.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Section 8.05. Repayment to Company; Prescription. Subject to Section 7.06, Section 8.01, Section 8.02 or Section 8.03, any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest or any other amounts payable on or in respect of the Notes (and Additional Amounts, if any) and not applied but remaining unclaimed for two years after the date upon which such principal or interest or other amounts have become due and payable will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Notes will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies will thereupon cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or

U.S. Government Obligations held in trust pursuant to Section 8.01, Section 8.02 or Section 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Government Agency enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

Section 8.07. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes therein expressly provided for) as to all Notes issued hereunder, when:

(a)  either:

(i)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company or discharged from such trust, have been delivered to the Trustee for cancellation; or

(ii)  all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year, either at their Stated Maturity or upon being called for redemption, and the Company or any Subsidiary has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes, cash in U.S. Dollars in amounts sufficient to, or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to (in the opinion of a nationally recognized firm of independent public accountants or investment bank), pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(b)  the Company has paid or caused to be paid all sums payable by it under this Indenture;

(c)  the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; and

(d)  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply any deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee, including the payment and indemnity obligations, any Registrar, or Paying Agent under this Indenture shall survive and, if money shall have been deposited with the Trustee pursuant to clause

(a) above, the obligations of the Trustee with respect to the application of trust money under this Indenture will survive.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Company and the Trustee may, without the vote or consent of any Holder of Notes, modify or amend the Indenture or the Notes, upon the Trustee’s receipt of an Officers’ Certificate and an Opinion of Counsel confirming compliance with the requirements of the Notes and this Indenture, for the purpose of:

(i)   providing for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(ii)  adding to the Company’s covenants such further covenants, restrictions, conditions or provisions as are for the benefit of the Holders of the Notes;

(iii)  surrendering any right or power conferred upon the Company;

(iv)  securing the Notes pursuant to the requirements thereof or otherwise;

(v)   evidencing the succession of another person to the Company and the assumption by any such successor of the Company’s covenants and obligations in the Notes and in this Indenture pursuant to any merger, consolidation or sale of assets;

(vi)  complying with any requirement of the CNV in order to effect and maintain the qualification of this Indenture;

(vii)  complying with the requirements of the SEC in order to qualify this Indenture under the Trust Indenture Act;

(viii) making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or the Notes;

(ix)  conforming the text of the Notes or this Indenture to any provision of the section “Description of the Notes” of the Offering Memorandum;

(x)  evidencing the replacement of the Trustee as provided for under the Indenture; or

(xi) making any other modification, or granting any waiver or authorization of any breach or proposed breach, of any of the terms and conditions of such Notes or any other provisions of this Indenture in any manner which does not adversely affect the interest of the Holders of the Notes in any material respect.

Section 9.02. Amendments With Unanimous Consent of Holders.

(a)  Modifications to and amendments to this Indenture require the consent of the Holders of each Outstanding Note adversely affected thereby which:

(i)   extend the due date for the payment of principal of, premium, if any, or any installment of interest on the Notes;

(ii)  reduce the principal amount of the portion of such principal amount which is payable upon acceleration of the maturity of, the rate of interest on or the premium payable upon redemption or repurchase of the Notes;

(iii)  reduce the Company’s obligation to pay Additional Amounts on the Notes;

(iv) shorten the period during which the Company is not permitted to redeem any of the Notes, or permit the Company to redeem the Notes if, prior to such action, the Company is not permitted to do so;

(v)  amend the circumstances under which the Notes may be redeemed;

(vi)  change the currency in which, or the required places at which, the Notes or the premium or interest thereon is payable;

(vii) reduce the percentage of the aggregate principal amount of the Notes necessary to modify, amend or supplement this Indenture or the Notes, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults;

(viii) reduce the percentage of the aggregate principal amount of Outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of Holders of Notes at which a resolution is adopted; or

(ix)  impair the right to sue for enforcement of any payment in respect of the Notes.

Pursuant to the Argentine Negotiable Obligations Law, approval of any amendment, supplement or waiver by the Holders requires the consent of such Holders to be obtained pursuant to a meeting of Holders of Notes held in accordance with the provisions described hereunder or pursuant to any other reliable means that ensures Holders of Notes prior access to information and allows them to vote, in accordance with Section 14 of the Argentine Negotiable Obligations Law (as amended by Section 151 of the Argentine Productive Financing Law No. 27,440) and any other applicable regulation. It is not necessary for Holders of Notes to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Except to the provisions referred to above requiring the consent of each Holder affected thereby, (i) the voting requirement for approval of any amendment, supplement or waiver by the Holders of Notes during a meeting of Holders shall be determined in accordance with the provisions explained hereunder, and (ii) the approval of any amendment, supplement or waiver by Holders of Notes outside of such meetings shall require the consent of Holders representing more than 50% of the principal amount of Notes outstanding.

Section 9.03. Meetings of Holders. (a) A meeting of the Holders of Notes may be called by the Company’s Board of Directors, the Company’s statutory committee, the Trustee or upon the request of the Holders representing at least 5% in principal amount of the Outstanding Notes.

(b)  Meetings of Holders of the Notes shall be held in accordance with the provisions of the Argentine Negotiable Obligations Law and the Argentine General Corporations Law No. 19,550, as amended. Meetings may be ordinary meetings or extraordinary meetings. Any proposed amendment to the terms and conditions of the Notes shall be dealt with at any extraordinary meeting. Any such meeting shall be held in the City of Buenos Aires, Argentina; provided, however, that as long as it is permitted under Argentine law, the Company or the Trustee may determine to hold any such meetings simultaneously in New York City by means of telecommunications which permit the Agent Members to hear and speak to each other. Any resolution passed at a meeting with the requisite vote shall be binding on all Holders, as the case may be (whether present or not at such meeting).

(c)  If a meeting is held pursuant to the written request of the Holders of Notes, such written request will include the specific matters to be addressed in the meeting, and such meeting will be convened within 40 days from the date such written request is received by the Company.

(d)  Notice of any meeting of Holders of Notes (which shall include the date, place and time of the meeting, the agenda therefor and the requirements for attendance) shall be given not less than 10 nor more than 30 days prior to the date fixed for the meeting and will be published at the Company’s expense for five (5) Business Days in Argentina in the Official Gazette of Argentina (Boletín Oficial), in a newspaper of general circulation in Argentina, and in the Bulletin of the BYMA (as long as the Notes are listed on the BYMA), or such other informative systems of the markets in which the Notes are listed as is applicable. Meetings of Holders may be simultaneously convened for two dates, in case the initial meeting were to be adjourned for lack of quorum. However, for meetings that include in the agenda items requiring unanimous approval by the Holders or the amendment of any of the terms and conditions of the Notes, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum will be given not less than eight days prior to the date fixed for such new meeting and will be published for three Business Days in the Official Gazette of Argentina, a newspaper of general circulation in Argentina, and the Bulletin of the BYMA (as long as the Notes are listed on the BYMA), or such other informative system of the markets in which the Note are listed, as is applicable.

(e)  To be entitled to attend and vote at a meeting of Holders of Notes, a Person shall be (i) a holder of one or more Notes then Outstanding as of the relevant record date or (ii) a Person appointed by an instrument in writing as proxy by such a holder of one or more Notes then Outstanding. Holders of Notes then Outstanding who intend to attend a meeting of Holders must notify the Company of their intention to do so at least three Business Days prior to the date of such meeting.

(f)  The quorum at any ordinary meeting called to adopt a resolution will be Persons holding or representing more than 50% of the aggregate principal amount of the Notes then Outstanding and at any reconvened adjourned ordinary meeting will be any Person(s) present at such reconvened adjourned meeting of Holders of the Notes.

(g)  The quorum at any extraordinary meeting called to adopt a resolution will be Persons holding or representing at least 60% in aggregate principal amount of the Notes then Outstanding and at any reconvened adjourned extraordinary meeting will be Persons holding or representing at least 30% in aggregate principal amount of the Notes then Outstanding. At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Notes (other than the provisions referred to in Section 9.02) will be validly passed and decided if approved by affirmative vote of more than 50% in aggregate principal amount of the Notes then Outstanding represented and voting at such meeting provided, however, that the unanimous consent or the unanimous affirmative vote of the Holders shall be required to adopt a valid decision on any of the matters listed in Section 9.02. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note. Any modifications, amendments or waivers to this Indenture or to the Notes with the requisite vote will be conclusive and binding upon all Holders of Notes whether or not they have given such consent or were present at any meeting, and on all Notes.

(h)  The Company will designate the record date for determining the Holders of Notes entitled to vote at any meeting and the Company will provide notice to Holders of Notes in the manner set forth in this Indenture, provided that such record date will be fixed on a date at least three Business Days prior to the date of such meeting, as provided by Argentine law. The holder of a Note may, at any meeting of Holders of Notes at which such holder is entitled to vote, cast one vote for each U.S. Dollar in principal amount of the Notes held by such holder.

(i)  Meetings of Holders and related matters not expressly set forth herein will be governed by the provisions of the Argentine Negotiable Obligations Law, including, without limitation, the provisions of Articles 354 and 355 of the Argentine General Corporations Law No. 19,550, as amended, through the application of the provisions of Article 14 of the Argentine Negotiable Obligations Law.

(j)  Any modifications, amendments or waivers to this Indenture or to the Notes may also be approved by Holders of the Notes pursuant to a written action consented to by Holders of the requisite percentage of the Notes under this Indenture. Such actions may be taken through the consent procedures of DTC or any other applicable depositary clearing system, or reliable means that ensure Holders of Notes prior access to information and allow them to vote, in accordance with Section 14 of the Argentine Negotiable Obligations Law and any other applicable law or regulation.

Section 9.04. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every holder unless it is of the type requiring the consent of each holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each holder affected, the amendment, supplement or waiver will bind each holder that has consented to it and every subsequent holder of a Note that evidences the same debt as the Note of the consenting holder.

(b)  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.05. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, in addition to the documents required under Section 10.03, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture and all conditions precedent herein relating to the execution of such amendment, supplement or waiver have been satisfied, and an Opinion of Counsel stating that such amendment, supplement or waiver has been duly executed and delivered by the Company, and is a valid, binding and enforceable agreement of the Company, subject to customary exceptions. If the Trustee has received such Officers’ Certificate and such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.06. Amendments. Promptly after the execution by the Company and the Trustee of any supplement, amendment or waiver to this Indenture, the Company will give notice thereof to the Holders of the Notes issued under this Indenture, and, if applicable, to the CNV, setting forth in general terms the substance of such supplement, or amendment. Any failure by the Company to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplement or amendment. In the event that the Notes are listed on BYMA and A3 Mercados, such meeting of Holders and notices thereof will also comply with the applicable rules of the BYMA and A3 Mercados, as applicable.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Holder Actions. (a) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a holder (as used in this Section, an “act”) may be evidenced by an instrument signed by the holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)  Subject to compliance with Section 9.03, the Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(b)  Any act by the holder of any Note binds that holder and every subsequent holder of a Note that evidences the same debt as the Note of the acting holder, even if no notation thereof appears on the Note. Subject to clause (c), a holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)  Subject to compliance with Section 9.03, the Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid, deemed valid or effective unless it shall become effective pursuant to the provisions of this Indenture not less than 90 days after the record date.

Section 10.02. Notices.

(a)  All notices to Holders of Notes will be deemed to be validly given (i) to Holders (x) for Global Notes, pursuant to the policies and procedures of DTC, and (y) for Registered Notes if sent by e-mail or first class mail to such Holders (or, in the case of joint Holders, to the first-named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given when sent by e-mail or on the fourth Business Day after the date of such mailing by first class mail, and for notices mailed to Holders of Notes located in Argentina, upon receipt, (ii) for as long as such Notes are listed on the BYMA and A3 Mercados, upon publication in the City of Buenos Aires as indicated by the BYMA in the Bulletin of the BCBA, the bulletin of A3 Mercados and in a widely circulated newspaper in Argentina and, to the extent required by applicable law, in the Official Gazette of Argentina, and (iii) in any other manner required by the provisions of the Argentine Negotiable Obligations Law. Any publication of such notices will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required. Any notice or communication to the Company or the Trustee will be deemed given if in writing (x) when delivered in person, or (y) when mailed by first class mail, or (z) when sent by email, when sent. In the case of the Global Notes, notices will be sent to DTC, Euroclear or Clearstream, as the case may be, or their nominees (or any successors), as the holder thereof, and such clearing agency or agencies will communicate such notices to their Agent Members in accordance with their standard procedures.

In addition, the Company will be required to cause all such other publications of such notices as may be requested from time to time by applicable Argentine law. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Note will affect the sufficiency of any notice with respect to any other Notes.

If to the Company:

Vista Energy Argentina S.A.U.

Av. Libertador 101, Floor 12,

Vicente López, Province of Buenos Aires,

Argentina

If to the Trustee, Registrar and Transfer Agent, and Paying Agent:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

United States of America

Attention: International Corporate Trust

If to the Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina:

Banco Santander Argentina S.A.

Av. Juan de Garay 125, C1063 ABB,

Buenos Aires, Argentina

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and other communications to the Trustee will be valid and effective only if given in the English language.

(b)  The Company shall also cause all such other publications of such notices as may be required from time to time in any manner by the provisions of the Argentine Negotiable Obligations Law, the Argentine Capital Markets Law, the CNV Rules and by any applicable Argentine law (including without limitation publishing notices at the official site of the CNV (https://www.argentina.gob.ar/cnv)).

(c)  Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)  The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended and replaced by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 10.03. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(i)   an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)  an Opinion of Counsel stating that all such conditions precedent have been complied with.

(b)  In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

(c)  Any Officers’ Certificate of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or representation of counsel, unless such Officer knows that such Opinion of Counsel or representation with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous. Any certificate of an Officer or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to accounting matters, upon a certificate, opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless the Officer or such counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the accounting matters upon which such certificate of an Officer or Opinion of Counsel is based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d)  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)  a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)  a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 10.05. Governing Law, Etc.. The Notes and this Indenture shall be governed by and construed in accordance with the laws of the State of New York, United States of America (including, for the avoidance of doubt, the statute of limitations thereof), without giving effect to choice of law rules; provided that all matters relating to the due corporate authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, the public offering in Argentina and certain matters related to meetings of Holders of the Notes, including quorums, majorities, and requirements for calling, shall be governed by the Argentine Negotiable Obligations Law, the Argentine General Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law and/or other applicable Argentine laws and regulations. The Company irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City of New York, State of New York, United States of America, and solely with respect to matters of Argentine Law governing the Notes and this Indenture as stated in this Section 10.05, any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Permanent Arbitral Tribunal of the Buenos Aires Stock Exchange (Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires) under the provisions of Article 46 of the Argentine Capital Markets Law, and any competent court in the place of the Company’s corporate domicile for purposes of any action or proceeding arising out of or related to this Indenture or the Notes. The Company designates, appoints and empowers Cogency Global Inc. with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168, as the Company’s authorized agent to receive for and on the Company’s behalf service of summons or other legal process in any such action, suit or proceeding in the State of New York. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction including the country in which the Company is domiciled by suit on the judgment.

Nothing shall affect the right of the Holders of the Notes or the Trustee to commence legal proceedings or otherwise sue the Company in the country in which it is domiciled or in any other court having jurisdiction or to serve process upon the Company in any manner authorized by the laws of any such jurisdiction.

The Company hereby further covenants and agrees that, for so long as any Note is Outstanding under this Indenture, the Company will maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding brought by any Holder of the Notes or the Trustee in respect of the Notes or this Indenture and shall keep the Holders of the Notes and the Trustee advised of the identity and location of such agent. The Company hereby further irrevocably consents, if for any reason there is no authorized agent for service of process in New York, to the service of process out of the said courts by mailing copies thereof by registered United States airmail postage prepaid to the Company at the Company’s address specified herein; and in such a case the Company shall also receive by electronic delivery a copy of such process.

The serving of process in the manner provided in the paragraph above in any such action, suit or proceeding shall be deemed personal service and accepted by the Company as such and shall be valid and binding upon the Company for all the purposes of any such action, suit or proceeding.

In addition, the Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to the Notes and this Indenture, brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Further, the Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any right the Company may now or hereafter have to the removal to a United States Federal Court of any action brought in a state court of the State of New York.

To the extent that the Company may, in any suit, action or proceeding brought in a court of the country in which the Company is domiciled or elsewhere arising out of or in connection with the Notes or this Indenture, be entitled to the benefit of any provision of law requiring the Trustee or the Holders of the Notes in such suit, action or proceeding to post security for the costs of the Company, as the case may be, or to post a bond or guarantee (excepción de arraigo) or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of the country in which the Company is domiciled or, as the case may be, such other jurisdiction.

To the extent that the Company may be entitled in any jurisdiction to claim for itself or the Company’s assets immunity, on the grounds of sovereignty or otherwise, in respect of the Company’s obligations under the Notes or this Indenture from any suit, execution, attachment (whether in aid or execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction there may be attributed to the Company or its assets such immunity (whether or not claimed), or to the extent it might have the right to have a jury trial, the Company will irrevocably waive and agree not to, as the case may be, claim or exercise such immunity and right to jury trial to the fullest extent permitted by the laws of such jurisdiction.

Section 10.06. Currency Indemnity. (a) The Company’s obligations under the Notes and this Indenture to the Trustee and the Holders of the Notes to make payment in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (in this Section, the “Judgment Currency”) or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the Judgment Currency the payee may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due with the Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the Notes and this Indenture in U.S. Dollars into a Judgment Currency, the rate of exchange shall be that at which, in accordance with normal banking procedures, such payee could purchase such U.S. Dollars in New York, New York with the Judgment Currency on the Business Day immediately preceding the day on which such judgment is rendered. The Company’s obligation in respect of any such sum due under the Notes and this Indenture shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the relevant payee of any sum adjudged to be due under the Notes and this Indenture in the Judgment Currency the relevant payee may, in accordance with normal banking procedures, purchase and transfer U.S. Dollars to New York City with the amount of the Judgment Currency so adjudged to be due (giving effect to any set-off or counterclaim taken into account in rendering such judgment). Accordingly, the Company, as a separate obligation and notwithstanding any such judgment, agrees to indemnify each of the Holders of the Notes and the Trustee against, and to pay on demand, in U.S. Dollars, the amount by which the sum originally due to the Holders of the Notes or the Trustee in U.S. Dollars under the Notes and this Indenture exceeds the amount of the U.S. Dollars so purchased and transferred.

(b)  The Company agrees that, notwithstanding any restriction or prohibition on access to the foreign exchange market (Mercado Libre de Cambios) in Argentina, any and all payments to be made under the Notes and this Indenture shall be made in U.S. Dollars. Nothing in the Notes and this Indenture shall impair any of the rights of the Holders of the Notes or the Trustee or justify the Company in refusing to make payments under the Notes and this Indenture in U.S. Dollars for any reason whatsoever, including, without limitation, any of the following: (i) the purchase of U.S. Dollars in Argentina by any means becoming more onerous or burdensome for the Company than as of the date of this Indenture and (ii) the exchange rate in force in Argentina increasing significantly from that in effect as of the date of this Indenture. The Company waives the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code), impossibility of paying in U.S. Dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles). In addition, pursuant to Section 4 of the Argentine Negotiable Obligations Law, Section 765 of the Argentine Civil and Commercial Code, if reverted the amendments introduced by Decree No. 70/2023, shall not apply in connection with payments under the Notes.

(c)  In the event that any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company will seek to pay all amounts payable under the Notes either (i) by purchasing at market price securities of any series of U.S. Dollar denominated Argentine sovereign bonds or any other securities or private or public bonds issued in Argentina, and transferring and selling such instruments outside Argentina, to the extent permitted by applicable law, or (ii) by means of any other reasonable means permitted by law in Argentina, in each case, on such payment date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

Section 10.07. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 10.08. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 10.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture in Portable Document Format (PDF) shall be as effective as delivery of a manually executed original counterpart of this Indenture.

Section 10.10. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 10.11. Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 10.12. No Personal Liability of Directors, Officers, Employees, Incorporators, Members or Stockholders. Except as specifically provided under Argentine law, no director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the Article 34 of the Argentine Negotiable Obligations Law, Article 54 of the Argentine General Corporations Law, Sections 119 and 120 of the

Argentine Capital Markets Law and other applicable Argentine regulations, or under federal securities laws and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

Section 10.13. Waiver of Trial by Jury. Each of the Company, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Notes.

Section 10.14. Paying Agents, Transfer Agents, Registrars. The Company may at any time appoint additional or alternative Registrars, Paying Agents and Transfer Agents and terminate the appointment thereof; provided, however, that (i) while Notes are Outstanding, the Company will maintain a Registrar, a Paying Agent and a Transfer Agent in New York City; and (ii) as long as it is required by Argentine law or by the CNV, the Company will maintain a Registrar, a Paying Agent and a Transfer Agent in the City of Buenos Aires. In the event required by this Indenture, notice of any resignation, termination or appointment of any Registrar, Paying Agent or Transfer Agent, and of any change in the office through which any Registrar, Paying Agent or Transfer Agent will act, will be promptly given to the Holders of the Notes in the manner described in Section 10.02 above and to the CNV.

Section 10.15. FATCA. The Issuer hereby covenants with the Trustee and each Paying Agent that it will provide the Trustee and such Paying Agent with sufficient information so as to enable the Trustee and such Paying Agent to determine whether or not each of the Trustee and such Paying Agent, respectively, is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Section 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement). The Trustee and the Paying Agent are authorized to make such required withholding or deductions and have no liability to the Holders or the Issuer for doing so.

Section 10.16. Calculations. The Company will be responsible for making all calculations called for under this Indenture or the Notes. The Company will make all calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and Paying Agent, and the Trustee and Paying Agent shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without any duty to confirm or verify any schedule of calculations or other facts stated therein. The Company will promptly forward each such schedule to a holder upon written request therefor.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

VISTA ENERGY ARGENTINA S.A.U.

By:	/s/ Pablo De Michelis

Name: Pablo De Michelis

Title: Subdelegate and Attorney-In-Fact

[Signature Page – Indenture]

The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent

By:	/s/ Rhonda J. Brannon
Name: Rhonda J. Brannon
Title: Vice President

[Signature Page – Indenture]

Banco Santander Argentina S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina

By:	/s/ Gastón F. López
Name: Gastón F. López
Title: MD Head of GTB Argentina

By:	/s/ Mariano Urquiola
Name: Mariano Urquiola
Title: Head of Corporate & Investment Banking

[Signature Page – Indenture]

EXHIBIT A

[FORM OF FACE OF CERTIFICATED NOTE]

VISTA ENERGY ARGENTINA S.A.U.

[RESTRICTED SECURITIES ACT LEGEND]

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) IN COMPLIANCE WITH RULE 144A, UNDER THE SECURITIES ACT, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF ANY STATE THEREIN.”

[REGULATION S SECURITIES ACT LEGEND]

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), AND MAY NOT BE OFFERED, RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.”

No. [ ]	CUSIP No. [ ]
ISIN No. [ ]
Common Code No. [ ]

VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% NOTES DUE 2033

A sociedad anónima unipersonal (CUIT 33-51595089-9) having its principal offices at Av. Libertador 101, Floor 12, Vicente López, Province of Buenos Aires, Argentina, organized and existing under the laws of Argentina, initially registered on April 14, 1954 with the Public Registry of the City of Buenos Aires under No. 378, page 405, Book 49, Volume A, and is currently registered with the Public Registry of the Province of Buenos Aires under File No. 248021, Register No. 143515, with a term of duration of 99 years.

VISTA ENERGY ARGENTINA S.A.U., a sociedad anónima unipersonal organized under the laws of Argentina (the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof the principal sum of ___________ UNITED STATES DOLLARS (U.S. $_____________) or such amount as shall be the outstanding principal amount hereof, on the dates and in the amounts set forth on the reverse side of this Note. The aggregate outstanding principal amount of the Notes will be repaid in three (3) consecutive annual installments starting on June 10, 2031 and ending on June 10, 2033 (the “Stated Maturity”), on the payment dates and in the principal amounts set forth in the table below.

Scheduled payment date	Percentage of original outstanding principal amount payable
June 10, 2031	33%
June 10, 2032	33%
June 10, 2033	34%

Any partial prepayment of the principal amount of the Notes pursuant to Section 3.01 or Section 4.14 of the Indenture or other repurchases of the Notes to the extent that such Notes are cancelled shall reduce the principal amount due on each succeeding Payment Date on a pro rata basis for the amount of principal paid in connection with any such prepayment or repurchase over the remaining Payment Dates and any issuance of Additional Notes shall increase the principal amount due on each succeeding payment date on a pro rata basis for the principal amount of Additional Notes issued.

Reference is made to the Indenture dated as of June 10, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, The Bank of New York Mellon, as Trustee (the “Trustee”), Paying Agent (the “Paying Agent”), Registrar and Transfer Agent (the “Registrar and Transfer Agent”) and Banco Santander Argentina S.A., as Argentine Registrar and

Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Series: XXIX.

Interest Rate: 8.500% per annum.

Payment Dates: June 10 and December 10 of each year, commencing on December 10, 2025.

Stated Maturity: June 10, 2033.

Regular Record Dates: one Business Day prior to the Payment Date.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Certificated Note is a non-convertible unsecured negotiable obligation (obligación negociable no convertible en acciones) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended among others by Law No. 23,962 and Law No. 27,440, and as further amended and supplemented from time to time (the “Argentine Negotiable Obligations Law”) and other applicable Argentine laws and regulations.

This Certified Note has been issued pursuant to the Company’s U.S.$3,000,000,000 note program for the issuance of simple non-convertible debt securities (obligaciones negociables simples no convertibles en acciones) (the “Program”) in accordance with the Argentine Negotiable Obligations Law, the Argentine Capital Markets Law No. 26,831, as amended by Law No. 27,440, as further amended and supplemented and the rules and regulations of the Comisión Nacional de Valores (the Argentine National Securities Commission) (the “CNV”) approved by General Resolution No. 622/2013, as amended from time to time. The creation of the Program was authorized by the CNV pursuant to CNV by Resolution No. RESFC-2019-20350-APN-DIR#CNV dated July 19, 2019, Disposition No. DI-2024-50-APN-GE#CNV dated July 10, 2024, and Disposition No. DI-2024-90-APN-GE#CNV dated November 22, 2024.

This Certificated Note has been issued pursuant to a resolution of the Board of the Directors of VISTA ENERGY ARGENTINA S.A.U. dated June 2, 2025 and a resolution by a certain authorized officer dated June 4, 2025, authorizing the execution and delivery of the Indenture to provide for the issuance of up to U.S.$500,000,000 million aggregate principal amount of Notes under the Program.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

VISTA ENERGY ARGENTINA S.A.U.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 8.500% NOTES DUE 2033 described in the Indenture referred to in this Note.

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATED NOTE] ---

VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% NOTES DUE 2033

1.	Principal and Interest.

The Company promises to pay the principal of this Note on the dates indicated on the cover of this Note.

Interest on this Note will accrue at the rate of 8.500% per year and will be payable semi-annually in arrears on June 10 and December 10 of each year, commencing on December 10, 2025 (each a “Payment Date”).

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year composed of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Interest (and principal, premium and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) will be payable in immediately available funds to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Record Date and prior to such Payment Date; provided, however, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase will be payable to the person to whom principal will be payable; provided further that if and to the extent the Company defaults in the payment of the interest (and Additional Amounts, if any) due on such Payment Date, such defaulted interest (and Additional Amounts, if any) will be paid to the person in whose name such Notes are registered at the end of a subsequent record date established by the Company by notice delivered by or on behalf of the Company to the Holders of the Notes and the Trustee not less than 10 days preceding such subsequent record date, such record date to be not less than one Business Day preceding the date of payment in respect of such defaulted interest. The first payment of interest on any Additional Note originally issued between a Regular Record Date and a Payment Date will be made on the Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.

Payment of the principal, any premium, interest, Additional Amounts and other amounts on or in respect of any Note at Stated Maturity or upon acceleration, redemption or repurchase will be made in immediately available funds to the person in whose name such Note is registered upon surrender of such Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York City, the office of the Argentine Paying Agent located in the City of Buenos Aires, or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Notes to be made other than at Stated Maturity or upon acceleration, redemption or repurchase will be made by check mailed on or before the due date for such payments to the address of the person entitled thereto as it appears in the Register; provided that (a) the applicable Depositary, as holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a holder of U.S.$1,000,000 in aggregate principal or face amount of Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such holder at a bank located in the United States or Argentina as may have been appropriately designated by such person to the Trustee in writing no later than 15 days prior to the date such payment is due. Unless such designation is revoked in writing, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder.

Payments of interest on any Note with respect to any Payment Date will include interest accrued to but excluding such Payment Date.

2.	Indenture.

This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes will constitute the Company’s general, unsecured and unsubordinated obligations, ranking equally without any preference among themselves and with all of the Company’s other present and future unsecured and unsubordinated indebtedness from time to time outstanding, other than obligations preferred by statute or by operation of law. The Notes will be subordinated to all of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations. The Indenture limits the original aggregate principal amount of the Notes to U.S.$500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3.	Redemption and Repurchase.

The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.

The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedied provided in the Indenture.

6.	Amendment, Supplement and Waiver.

The Indenture or the Notes may be amended, or supplemented as provided in the Indenture.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.

The Notes shall be governed by and construed in accordance with the laws of the State of New York, United States of America (including, for the avoidance of doubt, the statute of limitations thereof), without giving effect to choice of law rules; provided that all matters relating to the due corporate authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, the public offering in Argentina and certain matters related to the meetings of Holders of the Notes, including quorums, majorities and requirements for calling, shall be governed by the Argentine Negotiable Obligations Law, the Argentine General Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law and/or other applicable Argentine laws and regulations.

The Company will irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York City, United States of America, any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Permanent Arbitral Tribunal of the Buenos Aires Stock Exchange (Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires) under the provisions of Article 46 of the Argentine Capital Markets Law, and any competent court in the place of the Company’s corporate domicile for purposes of any action or proceeding arising out of or related to the Notes. The Company has appointed Cogency Global Inc. as agent for service of process.

If for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the Notes in U.S. Dollars into another currency (in this paragraph called the “judgment currency”), the rate of exchange shall be that at which, in accordance with normal banking procedures, such payee could purchase such U.S. Dollars in New York, New York with the judgment currency on the Business Day immediately preceding the day on which such judgment is rendered.

Claims against the Company for the payment of principal and interest, or any other amounts payable on or in respect of the Notes (and Additional Amounts, if any) will prescribe unless made within five years for principal and two years for interest from the date on which such payment first became due, or for a shorter period if provided by applicable law.

9.	Waiver of Immunity.

To the extent that the Company may be entitled in any jurisdiction to claim for itself or the Company’s assets immunity, on the grounds of sovereignty or otherwise, in respect of the Company’s obligations under the Notes from any suit, execution, attachment (whether in aid or execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction there may be attributed to the Company or its assets such immunity (whether or not claimed), or to the extent it might have the right to have a jury trial, the Company irrevocably waives and agrees not to, as the case may be, claim or exercise such immunity and right to jury trial to the fullest extent permitted by the laws of such jurisdiction.

10.	Abbreviations.

Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

U.S.$                      .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee1:

1    Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Certificated Note have been made:

Date of Increase/Decrease	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Paying Agent

EXHIBIT B

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note:

[Check One]

☐	(a)	this Note is being transferred to the Company; or

☐	(b)

this Note is being transferred pursuant to and in accordance with Rule 144A under the

U.S. Securities Act of 1933 (the “Securities Act”) and, accordingly, the undersigned does hereby further certify that this Note is being transferred to a Person that the undersigned reasonably believes is purchasing this Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States;

☐	(c)	this Note is being transferred pursuant to and in accordance with Regulation S and:

(A)	the offer of this Note was not made to a Person in the United States;

(B)	either:

(i)

at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or

☐	(d)	this Note is being transferred in a transaction permitted by Rule 144;

☐	(e)

the undersigned did not purchase this Note as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption (other than (a) through (d) above) from the registration requirements under the Securities Act and the undersigned has delivered to the Trustee such additional evidence that the

Company or the Trustee may require as to compliance with such available exemption.

If none of the foregoing boxes are checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the holder hereof unless and until the conditions to any such transfer or registration set forth herein and the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF RESTRICTED GLOBAL NOTE]

VISTA ENERGY ARGENTINA S.A.U.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) IN COMPLIANCE WITH RULE 144A, UNDER THE SECURITIES ACT, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF ANY STATE THEREIN.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.

 No. [ ]

CUSIP No. 92841R AB6

ISIN No. US92841RAB69

Common Code No. 309611535

VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% NOTES DUE 2033

A sociedad anónima unipersonal (CUIT 33-51595089-9) having its principal offices at Av. Libertador 101, Floor 12, Vicente López, Province of Buenos Aires, Argentina, organized and existing under the laws of Argentina, initially registered on April 14, 1954 with the Public Registry of the City of Buenos Aires under No. 378, page 405, Book 49, Volume A, and is currently registered with the Public Registry of the Province of Buenos Aires under File No. 248021, Register No. 143515, with a term of duration of 99 years.

VISTA ENERGY ARGENTINA S.A.U., a sociedad anónima unipersonal organized under the laws of Argentina (the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof the principal sum of NINETY FOUR MILLION EIGHT HUNDRED AND SIXTY THOUSAND UNITED STATES DOLLARS (U.S. $94,860,000) or such amount as shall be the outstanding principal amount hereof, on the dates and in the amounts set forth on the reverse side of this Note. The aggregate outstanding principal amount of the Notes will be repaid in three (3) consecutive annual installments starting on June 10, 2031 and ending on June 10, 2033 (the “Stated Maturity”), on the payment dates and in the principal amounts set forth in the table below.

Scheduled payment date	Percentage of original outstanding principal amount payable
June 10, 2031	33%
June 10, 2032	33%
June 10, 2033	34%

Any partial prepayment of the principal amount of the Notes pursuant to Section 3.01 or Section 4.14 of the Indenture or other repurchases of the Notes to the extent that such Notes are cancelled shall reduce the principal amount due on each succeeding Payment Date on a pro rata basis for the amount of principal paid in connection with any such prepayment or repurchase over the remaining Payment Dates and any issuance of Additional Notes shall increase the principal amount due on each succeeding payment date on a pro rata basis for the principal amount of Additional Notes issued.

Reference is made to the Indenture dated as of June 10, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, The Bank of New York Mellon, as Trustee (the “Trustee”), Paying Agent (the “Paying Agent”), Registrar and Transfer Agent (the “Registrar and Transfer Agent”) and Banco Santander Argentina S.A., as Argentine Registrar and

Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Series: XXIX.

Interest Rate: 8.500% per annum.

Payment Dates: June 10 and December 10 of each year, commencing on December 10, 2025.

Stated Maturity: June 10, 2033.

Regular Record Dates: one Business Day prior to the Payment Date.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Restricted Global Note is a non-convertible unsecured negotiable obligation (obligación negociable no convertible en acciones) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended, among others, by Law No. 23,962 and Law No. 27,440, and as further amended and supplemented from time to time (the “Argentine Negotiable Obligations Law”) and other applicable Argentine laws and regulations.

This Restricted Global Note has been issued pursuant to the Company’s U.S.$3,000,000,000 note program for the issuance of simple non-convertible debt securities (obligaciones negociables simples no convertibles en acciones) (the “Program”) in accordance with the Argentine Negotiable Obligations Law, the Argentine Capital Markets Law No. 26,831, as amended by Law No. 27,440, as further amended and supplemented and the rules and regulations of the Comisión Nacional de Valores (the Argentine National Securities Commission) (the “CNV”) approved by General Resolution No. 622/2013, as amended from time to time. The creation of the Program was authorized by the CNV pursuant to CNV by Resolution No. RESFC-2019-20350-APN-DIR#CNV dated July 19, 2019, Disposition No. DI-2024-50-APN-GE#CNV dated July 10, 2024, and Disposition No. DI-2024-90-APN-GE#CNV dated November 22, 2024.

This Restricted Global Note has been issued pursuant to a resolution of the Board of the Directors of VISTA ENERGY ARGENTINA S.A.U. dated June 2, 2025 and a resolution by a certain authorized officer dated June 4, 2025, authorizing the execution and delivery of the Indenture to provide for the issuance of up to U.S.$500,000,000 million aggregate principal amount of Notes under the Program.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

VISTA ENERGY ARGENTINA S.A.U.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 8.500% NOTES DUE 2033 described in the Indenture referred to in this Note.

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

[Signature page to Certificate of Authentication of Rule 144A Global Note]

[FORM OF REVERSE OF RESTRICTED GLOBAL NOTE]

VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% NOTES DUE 2033

1. Principal and Interest.

The Company promises to pay the principal of this Note on the dates indicated on the cover of this Note.

Interest on this Note will accrue at the rate of 8.500% per year and will be payable semi-annually in arrears on June 10 and December 10 of each year, commencing on December 10, 2025 (each a “Payment Date”).

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year composed of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Interest (and principal, premium and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) will be payable in immediately available funds to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Record Date and prior to such Payment Date; provided, however, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase will be payable to the person to whom principal will be payable; provided further that if and to the extent the Company defaults in the payment of the interest (and Additional Amounts, if any) due on such Payment Date, such defaulted interest (and Additional Amounts, if any) will be paid to the person in whose name such Notes are registered at the end of a subsequent record date established by the Company by notice delivered by or on behalf of the Company to the Holders of the Notes and the Trustee not less than 10 days preceding such subsequent record date, such record date to be not less than one Business Day preceding the date of payment in respect of such defaulted interest. The first payment of interest on any Additional Note originally issued between a Regular Record Date and a Payment Date will be made on the Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.

Payment of the principal, any premium, interest, Additional Amounts and other amounts on or in respect of any Note at Stated Maturity or upon acceleration, redemption or repurchase will be made in immediately available funds to the person in whose name such Note is registered upon surrender of such Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York City, the office of the Argentine Paying Agent located in the City of Buenos Aires, or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of the Notes to be made other than at Stated Maturity or upon acceleration, redemption or repurchase will be made by check mailed on or before the due date for such payments to the address of the person entitled thereto as it appears in the Register; provided that (a) the applicable Depositary, as holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a holder of U.S.$1,000,000 in aggregate principal or face amount of the Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such holder at a bank located in the United States or Argentina as may have been appropriately designated by such person to the Trustee in writing no later than 15 days prior to the date such payment is due. Unless such designation is revoked in writing, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder.

Payments of interest on any Note with respect to any Payment Date will include interest accrued to but excluding such Payment Date.

2.	Indenture.

This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes will constitute the Company’s general, unsecured and unsubordinated obligations, ranking equally without any preference among themselves and with all of the Company’s other present and future unsecured and unsubordinated indebtedness from time to time outstanding, other than obligations preferred by statute or by operation of law. The Notes will be subordinated to all of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations. The Indenture limits the original aggregate principal amount of the Notes to U.S.$500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3.	Redemption and Repurchase.

The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.

The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedied provided in the Indenture.

6.	Amendment, Supplement and Waiver.

The Indenture or the Notes may be amended, or supplemented as provided in the Indenture.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.

The Notes shall be governed by and construed in accordance with the laws of the State of New York, United States of America (including, for the avoidance of doubt, the statute of limitations thereof), without giving effect to choice of law rules; provided that all matters relating to the due corporate authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, the public offering in Argentina and certain matters related to the meetings of Holders of the Notes, including quorums, majorities and requirements for calling, shall be governed by the Argentine Negotiable Obligations Law, the Argentine General Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law and/or other applicable Argentine laws and regulations.

The Company will irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York City, United States of America, any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Permanent Arbitral Tribunal of the Buenos Aires Stock Exchange (Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires) under the provisions of Article 46 of the Argentine Capital Markets Law, and any competent court in the place of the Company’s corporate domicile for purposes of any action or proceeding arising out of or related to the Notes. The Company has appointed Cogency Global Inc. as agent for service of process.

If for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the Notes in U.S. Dollars into another currency (in this paragraph called the “judgment currency”), the rate of exchange shall be that at which, in accordance with normal banking procedures, such payee could purchase such U.S. Dollars in New York, New York with the judgment currency on the Business Day immediately preceding the day on which such judgment is rendered.

Claims against the Company for the payment of principal and interest, or any other amounts payable on or in respect of the Notes (and Additional Amounts, if any) will prescribe unless made within five years for principal and two years for interest from the date on which such payment first became due, or for a shorter period if provided by applicable law.

9.	Waiver of Immunity.

To the extent that the Company may be entitled in any jurisdiction to claim for itself or the Company’s assets immunity, on the grounds of sovereignty or otherwise, in respect of the Company’s obligations under the Notes from any suit, execution, attachment (whether in aid or execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction there may be attributed to the Company or its assets such immunity (whether or not claimed), or to the extent it might have the right to have a jury trial, the Company irrevocably waives and agrees not to, as the case may be, claim or exercise such immunity and right to jury trial to the fullest extent permitted by the laws of such jurisdiction.

10.	Abbreviations.

Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

U.S.$                      .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee2:

2   Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Certificated Note have been made:

Date of Increase/Decrease	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Paying Agent

EXHIBIT D

[FORM OF REGULATION S GLOBAL NOTE]

VISTA ENERGY ARGENTINA S.A.U.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), AND MAY NOT BE OFFERED, RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

No. [ ]

CUSIP No. P9659R AB4

ISIN No. USP9659RAB44

Common Code No. 309611543

VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% NOTES DUE 2033

A sociedad anónima unipersonal (CUIT 33-51595089-9) having its principal offices at Av. Libertador 101, Floor 12, Vicente López, Province of Buenos Aires, Argentina, organized and existing under the laws of Argentina, initially registered on April 14, 1954 with the Public Registry of the City of Buenos Aires under No. 378, page 405, Book 49, Volume A, and is currently registered with the Public Registry of the Province of Buenos Aires under File No. 248021, Register No. 143515, with a term of duration of 99 years.

VISTA ENERGY ARGENTINA S.A.U., a sociedad anónima unipersonal organized under the laws of Argentina (the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof the principal sum of FOUR HUNDRED AND FIVE MILLION ONE HUNDRED AND FORTY THOUSAND UNITED STATES DOLLARS (U.S. $405,140,000) or such amount as shall be the outstanding principal amount hereof, on the dates and in the amounts set forth on the reverse side of this Note. The aggregate outstanding principal amount of the Notes will be repaid in three (3) consecutive annual installments starting on June 10, 2031 and ending on June 10, 2033 (the “Stated Maturity”), on the payment dates and in the principal amounts set forth in the table below.

Scheduled payment date	Percentage of original outstanding principal amount payable
June 10, 2031	33%
June 10, 2032	33%
June 10, 2033	34%

Any partial prepayment of the principal amount of the Notes pursuant to Section 3.01 or Section 4.14 of the Indenture or other repurchases of the Notes to the extent that such Notes are cancelled shall reduce the principal amount due on each succeeding Payment Date on a pro rata basis for the amount of principal paid in connection with any such prepayment or repurchase over the remaining Payment Dates and any issuance of Additional Notes shall increase the principal amount due on each succeeding payment date on a pro rata basis for the principal amount of Additional Notes issued.

Reference is made to the Indenture dated as of June 10, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, The Bank of New York Mellon, as Trustee (the “Trustee”), Paying Agent (the “Paying Agent”), Registrar and Transfer Agent (the “Registrar and Transfer Agent”) and Banco Santander Argentina S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Series: XXIX.

Interest Rate: 8.500% per annum.

Payment Dates: June 10 and December 10 of each year, commencing on December 10, 2025.

Stated Maturity: June 10, 2033.

Regular Record Dates: one Business Day prior to the Payment Date.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Global Note is a non-convertible unsecured negotiable obligation (obligación negociable no convertible en acciones) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended, among others, by Law No. 23,962 and Law No. 27,440, and as further amended and supplemented from time to time (the “Argentine Negotiable Obligations Law”) and other applicable Argentine laws and regulations.

This Global Note has been issued pursuant to the Company’s U.S.$3,000,000,000 note program for the issuance of simple non-convertible debt securities (obligaciones negociables simples no convertibles en acciones) (the “Program”) in accordance with the Argentine Negotiable Obligations Law, the Argentine Capital Markets Law No. 26,831, as amended by Law No. 27,440, as further amended and supplemented and the rules and regulations of the Comisión Nacional de Valores (the Argentine National Securities Commission) (the “CNV”) approved by General Resolution No. 622/2013, as amended from time to time. The creation of the Program was authorized by the CNV pursuant to CNV by Resolution No. RESFC-2019-20350-APN-DIR#CNV dated July 19, 2019, Disposition No. DI-2024-50-APN-GE#CNV dated July 10, 2024, and Disposition No. DI-2024-90-APN-GE#CNV dated November 22, 2024.

This Global Note has been issued pursuant to a resolution of the Board of the Directors of VISTA ENERGY ARGENTINA S.A.U. dated June 2, 2025 and a resolution by a certain authorized officer dated June 4, 2025, authorizing the execution and delivery of the Indenture to provide for the issuance of up to U.S.$500,000,000 million aggregate principal amount of Notes under the Program.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

VISTA ENERGY ARGENTINA S.A.U.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 8.500% NOTES DUE 2033 described in the Indenture referred to in this Note.

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

[Signature page to Certificate of Authentication of Regulation S Global Note]

[FORM OF REVERSE OF REGULATION S GLOBAL NOTE]

VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% NOTES DUE 2033

1.	Principal and Interest.

The Company promises to pay the principal of this Note on the dates indicated on the cover of this Note.

Interest on this Note will accrue at the rate of 8.500% per year and will be payable semi-annually in arrears on June 10 and December 10 of each year, commencing on December 10, 2025 (each a “Payment Date”).

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year composed of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Interest (and principal, premium and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) will be payable in immediately available funds to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Record Date and prior to such Payment Date; provided, however, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase will be payable to the person to whom principal will be payable; provided further that if and to the extent the Company defaults in the payment of the interest (and Additional Amounts, if any) due on such Payment Date, such defaulted interest (and Additional Amounts, if any) will be paid to the person in whose name such Notes are registered at the end of a subsequent record date established by the Company by notice delivered by or on behalf of the Company to the Holders of the Notes and the Trustee not less than 10 days preceding such subsequent record date, such record date to be not less than one Business Day preceding the date of payment in respect of such defaulted interest. The first payment of interest on any Additional Note originally issued between a Regular Record Date and a Payment Date will be made on the Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.

Payment of the principal, any premium, interest, Additional Amounts and other amounts on or in respect of any Note at Stated Maturity or upon acceleration, redemption or repurchase will be made in immediately available funds to the person in whose name such Note is registered upon surrender of such Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York City, the office of the Argentine Paying Agent located in the City of Buenos Aires, or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of the Notes to be made other than at Stated Maturity or upon acceleration, redemption or repurchase will be made by check mailed on or before the due date for such payments to the address of the person entitled thereto as it appears in the Register; provided that (a) the applicable Depositary, as holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a holder of U.S.$1,000,000 in aggregate principal or face amount of the Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such holder at a bank located in the United States or Argentina as may have been appropriately designated by such person to the Trustee in writing no later than 15 days prior to the date such payment is due. Unless such designation is revoked in writing, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder.

Payments of interest on any Note with respect to any Payment Date will include interest accrued to but excluding such Payment Date.

2.	Indenture.

This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes will constitute the Company’s general, unsecured and unsubordinated obligations, ranking equally without any preference among themselves and with all of the Company’s other present and future unsecured and unsubordinated indebtedness from time to time outstanding, other than obligations preferred by statute or by operation of law. The Notes will be subordinated to all of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations. The Indenture limits the original aggregate principal amount of the Notes to U.S.$500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3.	Redemption and Repurchase.

The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.

The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedied provided in the Indenture.

6.	Amendment, Supplement and Waiver.

The Indenture or the Notes may be amended, or supplemented as provided in the Indenture.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.

The Notes shall be governed by and construed in accordance with the laws of the State of New York, United States of America (including, for the avoidance of doubt, the statute of limitations thereof), without giving effect to choice of law rules; provided that all matters relating to the due corporate authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, the public offering in Argentina and certain matters related to the meetings of Holders of the Notes, including quorums, majorities and requirements for calling, shall be governed by the Argentine Negotiable Obligations Law, the Argentine General Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law and/or other applicable Argentine laws and regulations.

The Company will irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York City, United States of America, any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Permanent Arbitral Tribunal of the Buenos Aires Stock Exchange (Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires) under the provisions of Article 46 of the Argentine Capital Markets Law, and any competent court in the place of the Company’s corporate domicile for purposes of any action or proceeding arising out of or related to the Notes. The Company has appointed Cogency Global Inc. as agent for service of process.

If for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the Notes in U.S. Dollars into another currency (in this paragraph called the “judgment currency”), the rate of exchange shall be that at which, in accordance with normal banking procedures, such payee could purchase such U.S. Dollars in New York, New York with the judgment currency on the Business Day immediately preceding the day on which such judgment is rendered.

Claims against the Company for the payment of principal and interest, or any other amounts payable on or in respect of the Notes (and Additional Amounts, if any) will prescribe unless made within five years for principal and two years for interest from the date on which such payment first became due, or for a shorter period if provided by applicable law.

9.	Waiver of Immunity.

To the extent that the Company may be entitled in any jurisdiction to claim for itself or the Company’s assets immunity, on the grounds of sovereignty or otherwise, in respect of the Company’s obligations under the Notes from any suit, execution, attachment (whether in aid or execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction there may be attributed to the Company or its assets such immunity (whether or not claimed), or to the extent it might have the right to have a jury trial, the Company irrevocably waives and agrees not to, as the case may be, claim or exercise such immunity and right to jury trial to the fullest extent permitted by the laws of such jurisdiction.

10.	Abbreviations.

Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

U.S.$                      .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee3:

3   Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Certificated Note have been made:

Date of Increase/Decrease	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Paying Agent

EXHIBIT E

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

DURING THE DISTRIBUTION COMPLIANCE PERIOD]

[Date]

The Bank of New York Mellon, as

Trustee

Re:	VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% Notes Due 2033 (the “Notes”)

Dear Sirs:

Reference is hereby made to the Indenture, dated as of June 10, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among VISTA ENERGY ARGENTINA S.A.U., a sociedad anónima unipersonal under the laws of Argentina (the “Company”), The Bank of New York Mellon, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar and transfer agent (the “Registrar and Transfer Agent”) and Banco Santander Argentina S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$     principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. [  ]) and held with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [  ]), which amount, immediately after such transfer, is to be held with the Depositary through DTC, Euroclear or Clearstream, Luxembourg, or both.

In connection with our proposed sale of U.S.$     aggregate principal amount of the Notes, we hereby confirm that such sale has been effected pursuant to and in accordance with Rule 903 or

Rule 904 of Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a person in the United States;

(2)	either:

(A)

at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; or

(B)

the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

(5)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream, Luxembourg, or both.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

EXHIBIT F

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S UPON AND FOLLOWING

EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD]

[Date]

The Bank of New York Mellon, as

Trustee

Re:	VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% Notes Due 2033 (the “Notes”)

Dear Sirs:

Reference is hereby made to the Indenture, dated as of June 10, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among VISTA ENERGY ARGENTINA S.A.U., a sociedad anónima unipersonal under the laws of Argentina, (the “Company”), The Bank of New York Mellon, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar and transfer agent (the “Registrar and Transfer Agent”) and Banco Santander Argentina S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$   principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. [  ]) and held with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [  ]).

In connection with such request and in respect of such Notes, we hereby certify that such sale has been effected pursuant to and in accordance with either Rule 903 or Rule 904 of Regulation S or Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly we hereby further certify that:

(1)	if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A)	the offer of the Notes was not made to a Person in the United States;

(B)	either:

(i)

at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or

(ii)	the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction was pre- arranged with a buyer in the United States;

(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2)	if the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

EXHIBIT G

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS OF CERTIFICATED NOTES TO QIBs]

[Date]

The Bank of New York Mellon, as

Trustee

Re:	VISTA ENERGY ARGENTINA S.A.U.

U.S.$500,000,000 8.500% Notes Due 2033 (the “Notes”) Dear Sirs:

Reference is hereby made to the Indenture, dated as of June 10, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among VISTA ENERGY ARGENTINA S.A.U., a sociedad anónima unipersonal under the laws of Argentina, (the “Company”), The Bank of New York Mellon, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar and transfer agent (the “Registrar and Transfer Agent”) and Banco Santander Argentina S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$   principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. [  ]) and held with the Depositary through [DTC] [Euroclear] [Clearstream, Luxembourg] in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested that a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes.

[CHECK ONE]

Q

In connection with such request and in respect of such Notes, the Transferee does hereby certify that (i) it is a “qualified institutional buyer” (“QIB”) as defined in and pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended, purchasing the Notes for its own account (or for the account of one or more QIBs over which account it exercises sole investment discretion) and (ii) the transfer was made in a transaction meeting the requirements of Rule 144A.

Q

The Transferor did not purchase such Notes as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption from the registration requirements of the Securities Act and the Transferor has delivered to the Trustee such additional evidence that the Company or the Trustee may require as to compliance with such available exemption.

You are entitled to rely on this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee or Transferor]

By:
Authorized Signature